Exhibit 10.1
Execution Copy
CONTRIBUTION AGREEMENT
BY AND AMONG
ENERGY TRANSFER EQUITY, L.P.,
REGENCY ENERGY PARTNERS LP
AND
REGENCY MIDCONTINENT EXPRESS LLC
MAY 10, 2010

i

Exhibits

Exhibit A	—	Definitions
Exhibit B	—	Form of Option Agreement
Exhibit C	—	Form of Assignment of Interest
Exhibit D	—	Form of Option Assignment Agreement
Exhibit E	—	Form of Registration Rights Agreement
Exhibit F	—	Excluded Items
Exhibit G	—	Conflicts Policy
Exhibit H	—	Master Services Agreement
Schedules

Schedule 3.3(a)	—	Non-Contravention (ETE)
Schedule 3.3(b)	—	Non-Contravention (Company)
Schedule 3.4	—	Governmental Approvals
Schedule 3.5(a)	—	Capitalization
Schedule 3.9	—	Rights-of-Way

Schedule 3.10(a)	—	Financial Statements
Schedule 3.10(b)	—	Financial Statement Preparation
Schedule 3.11	—	Absence of Certain Changes
Schedule 3.11(d)	—	Development Plan
Schedule 3.12	—	Environmental Matters
Schedule 3.13	—	Material Contracts
Schedule 3.14(a)	—	Legal Proceedings
Schedule 3.14(b)	—	Certain Claims
Schedule 3.19	—	Regulatory Status
Schedule 3.21	—	Insurance
Schedule 3.23	—	Budget
Schedule 4.3	—	Non-Contravention (Regency Parties)
Schedule 4.4	—	Governmental Approvals
Schedule 4.10	—	Absence of Certain Changes
Schedule 4.11	—	Environmental Matters
Schedule 4.12	—	Material Contracts
Schedule 4.13	—	Legal Proceedings
Schedule 4.15(b)	—	Tax Audits
Schedule 4.16	—	Employee Matters
Schedule 4.17	—	Brokers’ Fee
Schedule 4.18	—	Regulatory Status
Schedule 5.1	—	Conduct of the Company’s Business
Schedule 5.2	—	Conduct of Regency’s Business
Schedule 6.1(a)	—	Approvals
Schedule 6.1(c)	—	Required Consents
Schedule 6.1(e)	—	Regency Credit Facility Amendments

CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 10, 2010 (the “Execution Date”), is made and entered into by and among Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), Regency Energy Partners LP, a Delaware limited partnership (“Regency”), and Regency Midcontinent Express LLC, a Delaware limited liability company (“Regency SPV”).
     Each of Regency and Regency SPV are sometimes referred to individually in this Agreement as a “Regency Party” and are sometimes collectively referred to in this Agreement as the “Regency Parties.”
     Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”
R E C I T A L S
     WHEREAS, reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement dated as of March 1, 2007 (the “Company LLC Agreement”), of Midcontinent Express Pipeline, LLC, a Delaware limited liability company (the “Company”), by and between Kinder Morgan Operating Limited Partnership “A” and ETC Midcontinent Express Pipeline, L.L.C. (“ETC”);
     WHEREAS, ETC Midcontinent Express Pipeline III, L.L.C., a Delaware limited liability company and indirect wholly owned subsidiary of ETP (“ETC III”) owns a 49.9% membership interest in the Company (the “ETC III MEP Interest”);
     WHEREAS, ETC Midcontinent Express Pipeline II, L.L.C., a Delaware limited liability company and indirect wholly owned subsidiary of ETP (“ETC II”) owns a 0.1% membership interest in the Company (the “ETC II MEP Interest”);
     WHEREAS, pursuant to that certain Redemption and Exchange Agreement dated as of the date hereof (the “ETP Redemption Agreement”), by and between ETE and ETP, subject to the terms and conditions contained therein, ETP has agreed to redeem certain limited partner interests of ETP held by ETE in exchange for (a) all of the outstanding membership interests in ETC III (the “Acquired ETC III Interest”) and (b) an option substantially in the form attached hereto as Exhibit B (the “ETC II Option”) to purchase all of the outstanding membership interests in ETC II (the “Acquired ETC II Interest” and, together with the Acquired ETC III Interest, the “Acquired Interests”) on the date that is one year and one day following the Closing Date (the “Option Closing Date”) (the “Redemption and Exchange”);
     WHEREAS, pursuant to that certain General Partner Purchase Agreement, dated as of the date hereof (the “Regency GP Purchase Agreement”), by and among Regency GP Acquirer, L.P., a Delaware limited partnership, ETE and ETE GP Acquirer LLC, a Delaware limited liability company, subject to the terms and conditions contained therein, ETE (through ETE GP Acquirer) has agreed to acquire (the “Regency GP Purchase”) (a) 100% of the membership interests in Regency GP, LLC, a Delaware limited liability company and the general partner of

RGPLP (as defined below) (“RGPLLC”) and (b) all of the outstanding limited partner interests in Regency GP LP, a Delaware limited partnership (“RGPLP”) and the sole owner of the general partner interests of Regency.
     WHEREAS; Regency SPV is a wholly owned Subsidiary of Regency; and
     WHEREAS, immediately after the consummation of the Redemption and Exchange and Regency GP Purchase, and subject to the terms and conditions of this Agreement, ETE desires to (i) contribute to Regency (through Regency SPV), and Regency (through Regency SPV) desires to accept from ETE, the Acquired ETC III Interest and (ii) assign, transfer and sell to Regency (through Regency SPV), and Regency (through Regency SPV) desires to accept from ETE, the ETC II Option, (collectively, the “ETC Consideration Interests”) in exchange for certain Regency Common Units described herein.
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
     1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.
     1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II
CONTRIBUTION OF THE ETC CONSIDERATION INTERESTS; CLOSING
     2.1 Contribution of the ETC Consideration Interests. Upon the terms and subject to the satisfaction or due waiver of the conditions contained in this Agreement, at the Closing ETE shall contribute, assign, transfer and deliver to Regency, and Regency (through Regency SPV) shall accept from ETE, the ETC Consideration Interests.
     2.2 Consideration for ETC Consideration Interests. The consideration (the “Unit Contribution Consideration”) to be delivered by Regency (through Regency SPV) to ETE in exchange for the contribution, assignment, transfer and delivery of the ETC Consideration Interests by ETE to Regency (through Regency SPV) shall consist of 26,266,791 Regency Common Units. The Unit Contribution Consideration shall be issuable by Regency to ETE in accordance with Section 2.4(a)(i). The Regency Common Units comprising the Unit Contribution Consideration are referred to in this Agreement as the “Acquired Units.”
     2.3 Time and Place of Closing. The closing of the contribution, assignment, transfer and delivery of the ETC Consideration Interests to Regency (through Regency SPV) and the other transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on the second Business Day after all of the conditions set forth in Article VI (other than those conditions which by their terms are only capable of being satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions) have been satisfied or waived by the Party or Parties entitled to waive such conditions, unless another time, date and place are agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the “Closing Date.” The Closing will be deemed effective as of 12:03 a.m., Houston, Texas time, on the Closing Date.
     2.4 Deliveries and Actions at Closing.
     (a) Regency Party Deliveries and Actions. At the Closing, the Regency Parties will execute and deliver, or cause to be executed and delivered, to ETE, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:
     (i) Unit Contribution Consideration. Original unit certificates representing the Regency Common Units comprising the Unit Contribution Consideration;
     (ii) Estimated Purchase Price Adjustment Amount. The amount, if any, required to be paid by Regency pursuant to Section 2.5(b), by wire transfer of immediately available funds to an account designated by ETE.
     (iii) Assignment of Interest. A counterpart of an assignment (the “Assignment of Interest”), substantially in the form attached hereto as Exhibit C, evidencing the conveyance, assignment, transfer and delivery to Regency (through Regency SPV) of the Acquired ETC III Interest, duly executed by the Regency Parties;
     (iv) Option Assignment Agreement. A counterpart of an option agreement, substantially in the form attached hereto as Exhibit D (the “Option Assignment

Agreement”), evidencing the assignment of the ETC II Option from ETE to Regency, duly executed by the Regency Parties;
     (v) Registration Rights Agreement. A counterpart of a registration rights agreement, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”) duly executed by Regency; and
     (vi) Closing Certificate. The certificate contemplated by Section 6.3(g).
     (b) ETE Deliveries and Actions. At the Closing, ETE will execute and deliver, or cause to be executed and delivered, to the Regency Parties, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:
     (i) Estimated Purchase Price Adjustment. The amount, if any, required to be paid by ETE pursuant to Section 2.5(b), by wire transfer of immediately available funds to an account designated by the Regency Parties;
     (ii) Distribution Amounts. The amount, if any, required to be paid by ETE pursuant to Section 2.6(a) and Section 2.6(b), by wire transfer of immediately available funds to an account designated by the Regency Parties;
     (iii) FIRPTA Certificate. A certificate of ETE in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv) that ETE is not a “foreign person” within the meaning of Section 1445 of the Code;
     (iv) Assignment of Interest. A counterpart of the Assignment of Interest, duly executed by ETE;
     (v) Option Assignment Agreement. A counterpart of the Option Assignment Agreement, duly executed by ETE;
     (vi) Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by ETE; and
     (vii) Closing Certificate. The certificate contemplated by Section 6.2(e).
     2.5 Purchase Price Adjustment.
     (a) The “Purchase Price Adjustment Amount” shall be an amount determined as follows:
     (i) The Purchase Price Adjustment Amount shall be increased by 49.9% of the amount (if any) by which the Net Working Capital of the Company as of the Closing Date (“Closing Date Net Working Capital”) exceeds negative $83,161,000 (the “Net Working Capital Threshold”);

     (ii) The Purchase Price Adjustment Amount shall be decreased by 49.9% of the amount (if any) by which the Net Working Capital Threshold exceeds Closing Date Net Working Capital;
     (iii) The Purchase Price Adjustment Amount shall be decreased by 49.9% of the amount (if any) by which the Long-Term Debt of the Company as of the Closing Date (“Closing Date Long-Term Debt”) exceeds $798,836,000 (the “Long-Term Debt Threshold”);
     (iv) The Purchase Price Adjustment Amount shall be increased by 49.9% of the amount (if any) by which the Long-Term Debt Threshold exceeds Closing Date Long-Term Debt; and
     (v) The Purchase Price Adjustment Amount shall be increased by 49.9% of the Pre-Closing Capex Amount.
     (b) Not later than ten Business Days prior to the Closing Date, ETE shall prepare and deliver to Regency a preliminary settlement statement (the “Estimated Adjustment Statement”) setting forth (i) an estimated balance sheet of the Company as of the Closing Date, which balance sheet will be prepared in accordance with GAAP, applied consistently with the Company’s past practices (including its preparation of the Financial Statements) (the “Estimated Closing Date Balance Sheet”) based on the most recent financial information of the Company reasonably available to ETE, (ii) a calculation of the difference, if any, between the Net Working Capital shown on the Estimated Closing Date Balance Sheet (“Estimated Net Working Capital”) and the Net Working Capital Threshold, (iii) a calculation of the difference, if any, between the Long-Term Debt shown on the Estimated Closing Date Balance Sheet (“Estimated Closing Date Long-Term Debt”) and the Long-Term Debt Threshold, (iv) an estimated calculation of the Pre-Closing Capex Amount (“Estimated Pre-Closing Capex Amount”) and (v) an estimated calculation of the Purchase Price Adjustment Amount. Regency shall have the right, following Regency’s receipt of the Estimated Adjustment Statement, to object thereto by delivering written notice to ETE no later than three Business Days before the Closing Date. To the extent Regency timely objects to the Estimated Adjustment Statement (or any component thereof), Regency and ETE shall attempt to resolve their differences; provided that, if Regency and ETE are unable to resolve any such dispute prior to the Closing Date, then ETE’s calculations as reflected in the Estimated Adjustment Statement shall control for purposes of all payments to be made at Closing. To the extent Regency and ETE resolve any of their differences prior to the Closing, then the Parties shall jointly agree on a revised Estimated Adjustment Statement that will control for purposes of the payments to be made at the Closing. The estimated Purchase Price Adjustment Amount that controls for purposes of the payments to be made at the Closing is referred to herein as the “Estimated Purchase Price Adjustment Amount.” If the Estimated Purchase Price Adjustment Amount is a positive number, then at Closing Regency shall wire transfer in immediately available funds an amount equal to the Estimated Purchase Price Adjustment Amount to an account to be designated by ETE before Closing. If the Estimated Purchase Price Adjustment Amount is a negative number, then at Closing ETE shall wire transfer in immediately available funds an amount equal to the absolute value of the Estimated Purchase Price Adjustment Amount to an account to be designated by Regency before Closing.

     (c) Not later than the 90th day following the Closing Date, Regency shall prepare and deliver to ETE a statement (the “Final Adjustment Statement”) setting forth (i) an estimated balance sheet of the Company as of the Closing Date, which balance sheet will be prepared in the same manner as the Estimated Closing Date Balance Sheet (the “Final Closing Date Balance Sheet”) based on the most recent financial information of the Company reasonably available to Regency, (ii) a calculation of the difference, if any, between the Net Working Capital shown on the Final Closing Date Balance Sheet and Estimated Net Working Capital, (iii) a calculation of the difference, if any, between the Closing Date Long-Term Debt shown on the Final Closing Date Balance Sheet and Estimated Closing Date Long-Term Debt, (iv) a calculation of the actual Pre-Closing Capex Amount (the “Final Pre-Closing Capex Amount”), together with a calculation showing the difference, if any, between the Final Pre-Closing Capex Amount and the Estimated Pre-Closing Capex Amount and (v) the final calculation of the Purchase Price Adjustment Amount. At any time during the 30-day period following receipt of the Final Adjustment Statement (the “Review Period”), ETE may deliver to Regency a written report containing any changes that ETE proposes be made to the Final Adjustment Statement (such written report, an “Objection Notice”). Regency shall provide to ETE such documentation and other data, and, during normal business hours, access to its and the Company’s officers, employees, agents and other personnel as is reasonably necessary to enable ETE to appropriately review the Final Adjustment Statement, including preparing a Final Closing Date Balance Sheet and making the calculations set forth in the first sentence of this Section 2.5(c). ETE shall be deemed to have waived any rights to object to the Final Adjustment Statement unless ETE delivers an Objection Notice to Regency within the Review Period and, if the Review Period expires without ETE so delivering an Objection Notice, then the Final Adjustment Statement shall become final and binding for all purposes of this Agreement. If ETE delivers an Objection Notice to Regency during the Review Period, then ETE and Regency shall attempt to agree on the amount of the actual Purchase Price Adjustment Amount. If such Parties cannot reach agreement within 30 days after the date on which ETE delivered such Objection Notice to Regency, the Parties shall refer the remaining disputed matters necessary to the final determination of the Purchase Price Adjustment Amount to PriceWaterhouseCoopers, or if PriceWaterhouseCoopers is unable or unwilling to perform its obligations under this Section 2.5(c), such other nationally-recognized independent accounting firm as is mutually agreed on by ETE and Regency (the “Accounting Firm”). The Accounting Firm shall, if requested by ETE, resolve any disputes under this Section 2.5(c), as well as any disputes under Section 2.5(c) of the Redemption and Exchange Agreement. Each Party shall deliver simultaneously to the Accounting Firm (i) the Objection Notice and such work papers, invoices and other reports and information relating to the disputed matters as the Accounting Firm may request and (ii) such Party’s proposed resolution of the disputed matters and any materials it wishes to present to justify the resolution it so presents. Each Party shall be afforded the opportunity to discuss the disputed matters with the Accounting Firm. The Accounting Firm shall act as an expert (and not as an arbitrator) for the limited purpose of determining the specific disputed matters necessary to the determination of the Purchase Price Adjustment Amount submitted by either ETE or Regency to the Accounting Firm, and whether and to what extent, if any, the Purchase Price Adjustment Amount requires adjustment as a result of the resolution of those disputed matters (applying GAAP consistently with the Company’s past practices). The Accounting Firm may not award damages or penalties and shall not have authority to address matters not in dispute between the Parties or necessary to the determination of the final Purchase Price Adjustment

Amount. The Accounting Firm’s determination shall be made within 30 days after submission of the disputed matters and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of the Purchase Price Adjustment Amount, the Accounting Firm shall not increase the Purchase Price Adjustment Amount more than the increase proposed by ETE nor decrease the Purchase Price Adjustment Amount more than the decrease proposed by Regency, as applicable. Each Party shall each bear its own legal fees and other costs of presenting its case to the Accounting Firm. ETE and Regency shall each bear one-half of the costs and expenses of the Accounting Firm incurred in resolving such disputed matters. The Purchase Price Adjustment Amount as finally determined pursuant to this Section 2.5(c) shall be referred to as the “Final Purchase Price Adjustment Amount.”
     (d) Within ten days after the earlier of (i) the expiration of the Review Period without delivery of any Objection Notice and (ii) the date on which ETE and Regency, or the Accounting Firm, as applicable, finally determine the actual Purchase Price Adjustment Amount (A) if the Final Purchase Price Adjustment Amount exceeds the Estimated Purchase Price Adjustment Amount (such excess, the “ETE Adjustment Payment”), Regency shall wire transfer in immediately available funds an amount equal to the ETE Adjustment Payment to an account designated by ETE and (B) if the Estimated Purchase Price Adjustment Amount exceeds the Final Purchase Price Adjustment Amount (such excess, the “Regency Adjustment Payment”), ETE shall wire transfer in immediately available funds an amount equal to the Regency Adjustment Payment to an account designated by Regency.
     2.6 Pro Ration of Distributions.
     (a) If the Closing occurs after the last day of the calendar quarter (the “Preceding Quarter”) immediately prior to the calendar quarter (the “Closing Quarter”) in which the Closing Date occurs but prior to the Record Date for the distribution in respect of the Preceding Quarter, then at the Closing, (i) ETE shall wire transfer in immediately available funds an amount equal to the product of (a) the number of Acquired Units multiplied by (b) $0.46 (unless prior to the Closing, Regency shall have declared its distribution in respect of the Preceding Quarter, in which event such number in this clause (b) shall be the amount declared per Regency Common Unit) (such aggregate amount being referred to herein as the “Estimated Preceding Quarter Distribution Amount”) to an account designated by Regency before Closing and (ii) ETE shall wire transfer in immediately available funds an amount equal to the product of (A) the number of Acquired Units multiplied by (B) $0.46 multiplied by (C) a fraction, (1) the numerator of which is the number of days in the Closing Quarter commencing on the first day of the Closing Quarter and ending on and including the Closing Date and (2) the denominator of which is the total number of days in the Closing Quarter (such aggregate amount being referred to herein as the “Estimated Pro Rata Closing Quarter Distribution Amount”) to an account designated by Regency before Closing.
     (b) If the Closing occurs after the Record Date for distribution in respect of the Preceding Quarter, at the Closing ETE shall wire transfer in immediately available funds an amount equal to the Estimated Pro Rata Closing Quarter Distribution Amount to an account designated by Regency before Closing.

     (c) If the Closing occurs within the period specified in Section 2.6(a), unless the actual declared per unit distribution in respect of the Preceding Quarter is used to determine the Estimated Preceding Quarter Distribution Amount, then not later than the second Business Day following Regency’s declaration of its distribution in respect of the Preceding Quarter, Regency shall prepare and deliver to ETE a calculation of the Actual Preceding Quarter Distribution Amount (as defined below). Within two Business Days of such delivery, (i) if the Actual Preceding Quarter Distribution Amount exceeds the Estimated Preceding Quarter Distribution Amount, then ETE shall wire transfer in immediately available funds the amount of such excess to an account designated by Regency and (ii) if the Estimated Preceding Quarter Distribution Amount exceeds the Actual Preceding Quarter Distribution Amount, then Regency shall wire transfer in immediately available funds the amount of such excess to an account designated by ETE.
     (d) Not later than the second Business Day following Regency’s declaration of its distribution in respect of the Closing Quarter, Regency shall prepare and deliver to ETE a calculation of the Actual Pro Rata Closing Quarter Distribution Amount (as defined below). Within two Business Days of such delivery, (i) if the Actual Pro Rata Closing Quarter Distribution Amount exceeds the Estimated Pro Rata Closing Quarter Distribution Amount, ETE shall wire transfer in immediately available funds an amount equal to such excess to an account designated by Regency and (ii) if the Estimated Pro Rata Closing Quarter Distribution Amount exceeds the Actual Pro Rata Closing Quarter Distribution Amount, Regency shall wire transfer in immediately available funds an amount equal to such excess to an account designated by ETE.
     (e) “Actual Preceding Quarter Distribution Amount” means the product of (i) the number of Acquired Units multiplied by (ii) the actual per-unit distribution declared on the Regency Common Units in respect of the Preceding Quarter.
     (f) “Actual Pro Rata Closing Quarter Distribution Amount” means the product of (i) the number of Acquired Units multiplied by (ii) the actual per-unit distribution declared on the Regency Common Units in respect of the Closing Quarter multiplied by (iii) a fraction, (A) the numerator of which is the number of days in the Closing Quarter commencing on the first day of such quarter and ending on and including the Closing Date and (B) the denominator of which is the total number of days in the Closing Quarter.
     2.7 Adjustment to Contribution Consideration. All amounts to be paid by ETE to Regency pursuant to Section 2.6 shall be deemed to be adjustments to the Purchase Price Adjustment Amount.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ETE
     ETE hereby represents and warrants to the Regency Parties as follows:
     3.1 Organization; Qualification. Each of ETE, ETC III, ETC II and the Company is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which ETE is, or will be, a party or to materially impair ETE’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. ETE has made available to the Regency Parties true and complete copies of the Organizational Documents of ETC III, ETC II and the Company, as in effect on the Execution Date.
     3.2 Authority; Enforceability.
     (a) ETE has the requisite partnership power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated thereby. The execution and delivery by ETE of the Transaction Documents to which ETE is, or will be, a party, and the consummation by ETE of the transactions contemplated thereby, have been duly and validly authorized by ETE, and no other limited partnership proceedings on the part of ETE are necessary to authorize the Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party.
     (b) The Transaction Documents to which ETE is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by ETE, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which ETE is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of ETE, enforceable against ETE in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
     3.3 Non-Contravention.
     (a) Except as set forth on Schedule 3.3(a) of the ETE Disclosure Schedule, the execution, delivery and performance by ETE of the Transaction Documents to which ETE is, or will be, a party and by ETE and ETP of the ETP Redemption Agreement, and the consummation by ETE of the transactions contemplated thereby, do not and will not: (i) result in any breach of any provision of the Organizational Documents of ETE; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which ETE is a party or by which any property or asset of ETE is bound or affected; (iii) assuming compliance with the matters referred to in Section 3.4, violate any Law to which

ETE is subject or by which any of ETE’s properties or assets is bound, except, in the cases of clauses (ii) and (iii) for such defaults or rights of termination, cancellation, amendment or acceleration or violations as would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which ETE is, or will be, a party or to materially impair ETE’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
     (b) Except as set forth on Schedule 3.3(b) of the ETE Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which ETE is, or will be, a party by ETE and the consummation by ETE of the transactions contemplated thereby does not and will not: (i) result in any breach of any provision of the Organizational Documents of ETC III, ETC II or the Company; (ii) constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which ETC III, ETC II or the Company is a party or by which any property or assets of ETC III, ETC II or the Company is bound or affected; (iii) assuming compliance with the matters referred to in Section 3.4, violate any Law to which ETC III, ETC II or the Company is subject or by which any of ETC III’s, ETC II’s or the Company’s properties or assets is bound; (iv) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of ETC III, ETC II or the Company; or (v) cause the Company, ETC III or ETC II to become subject to, or to become liable for the payment of, any Tax, except, in the cases of clauses (ii), (iii) and (iv), for such defaults or rights of termination, cancellation, amendment or acceleration, violations or Liens, as would not reasonably be expected to have a Company Material Adverse Effect.
     3.4 Governmental Approvals. Except as set forth on Schedule 3.4 of the ETE Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by ETE of the transactions contemplated by the Transaction Documents to which it is, or will be, a party, other than (a) filings under the HSR Act and (b) such other declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course be made or obtained after the Closing, or which, if not obtained or made, would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which ETE is, or will be, a party or to materially impair ETE’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
     3.5 Capitalization.
     (a) Schedule 3.5(a) of the ETE Disclosure Schedule sets forth, as of the Execution Date, a correct and complete description of the following: (i) all of the issued and outstanding membership interests of ETC III, ETC II and the Company and (ii) the record owners of the membership interests of ETC III, ETC II and the Company. Except as set forth on Schedule 3.5(a) of the ETE Disclosure Schedule, there are no other outstanding equity interests of the Company.

     (b) (i) At the Closing, the Acquired ETC III Interest (A) will constitute 100% of the issued and outstanding membership interests of ETC III, (B) will have been duly authorized, validly issued and fully paid (to the extent required under the ETC III LLC Agreement) and will be nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (C) will not have been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.
     (ii) At the Closing, the Acquired ETC II Interest (A) will constitute 100% of the issued and outstanding membership interests of ETC II, (B) will have been duly authorized, validly issued and fully paid (to the extent required under the ETC II LLC Agreement) and will be nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (C) will not have been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.
     (c) The ETC III MEP Interest (i) constitutes 49.9% of the issued and outstanding membership interests of the Company, (ii) has been duly authorized, validly issued and fully paid (to the extent required under the Company Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (iii) was not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. The ETC III MEP Interest is owned beneficially and of record by ETC III, free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the Organizational Documents of the Company.
     (d) The ETC II MEP Interest (i) constitutes 0.1% of the issued and outstanding membership interests of the Company, (ii) has been duly authorized, validly issued and fully paid (to the extent required under the Company LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (iii) was not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. The ETC II MEP Interest is owned beneficially and of record by ETC II, free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the Organizational Documents of the Company.
     (e) Except for the ETC II Option, or as set forth in the Company LLC Agreement, there are no preemptive rights, rights of first refusal or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate ETC III, ETC II or the Company to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in ETC III, ETC II or the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no preemptive rights, rights of first refusal or other outstanding options, warrants, conversion rights, redemption rights, repurchase rights, calls or subscription agreements pursuant to the Company LLC Agreement or any other agreement to which the Company, ETC II or ETC III is party that are or will be exercisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

     (f) None of ETC III, ETC II or the Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in ETC III, ETC II or the Company on any matter.
     (g) As of the Execution Date, none of ETC III, ETC II or the Company owns any equity interest in any other Person except for (i) ETC III’s ownership of the ETC III MEP Interest and (ii) ETC II’s ownership of the ETC II MEP Interest.
     3.6 Ownership of Acquired Interests.
     (a) Upon consummation of the Redemption and Exchange, ETE will have good and valid title to the ETC III Acquired Interest, free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the Organizational Documents of ETC III.
     (b) (i) Upon the consummation of the transactions contemplated by this Agreement, ETE will assign, convey, transfer and deliver to Regency good and valid title to the ETC III Acquired Interest, free and clear of all Liens other than (A) any transfer restrictions imposed by federal and state securities laws, (B) any transfer restrictions contained in the Organizational Documents of ETC III and (C) any Liens on the ETC III Acquired Interest as a result of actions by the Regency Parties.
     (ii) Upon the consummation of the transactions contemplated by the Option Assignment Agreement, ETE will assign, convey, transfer and deliver to Regency good and valid title to the ETC II Option, free and clear of all Liens other than (A) any transfer restrictions imposed by federal and state securities laws, (B) any transfer restrictions contained in the Organizational Documents of ETC II or the ETC II Option and (C) any Liens on the ETC II Option as a result of actions by the Regency Parties.
     (c) ETE is not a party to any agreements, arrangements or commitments obligating ETE to grant, deliver or sell, or cause to be granted, delivered or sold, the Acquired Interests, by sale, lease, license or otherwise, other than (i) this Agreement and (ii) the purchase rights in favor of certain members of the Company set forth in Section 3.6(b) of the Company LLC Agreement.
     (d) There are no voting trusts, proxies or other agreements or understandings to which ETE is bound with respect to the voting of the Acquired Interests.
     3.7 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Sections 3.12, 3.15 and 3.16, respectively, and except as to matters that would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company is in compliance with all applicable Laws, (b) the Company has not received written notice of any violation of any applicable Law and (c) to the Knowledge of ETE, the Company is not under investigation by any Governmental Authority for potential non-compliance with any Law.

     3.8 Title to Properties and Assets. Except as to matters that would not reasonably be expected to have a Company Material Adverse Effect, the Company has title to or rights or interests in its real property and personal property, free and clear of all Liens (subject to Permitted Liens), sufficient to allow it to conduct its business as currently being conducted or as will be conducted following completion of the MEP Expansion Project.
     3.9 Rights-of-Way. Except as set forth on Schedule 3.9 of the ETE Disclosure Schedule, (a) the Company has such Rights-of-Way from each Person as are necessary to use, own and operate the Company’s assets in the manner such assets are currently used, owned and operated by the Company or as will be used, owned and operated by the Company following completion of the MEP Expansion Project, (b) the Company has fulfilled and performed all of its obligations with respect to such Rights-of-Way and (c) no event has occurred that allows, or after the giving of notice or the passage of time, or both, would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way.
     3.10 Financial Statements.
     (a) Attached hereto as Schedule 3.10(a) of the ETE Disclosure Schedule are true and complete copies of the following financial statements (collectively, the “Company Financial Statements”): (i) an audited balance sheet of the Company as of December 31, 2009 and the related audited statements of income, changes in owners’ equity and cash flows for the 12-month period then ended and (ii) an unaudited balance sheet of the Company as of March 31, 2010 and the related unaudited statements of income, changes in owners’ equity and cash flows for the quarterly period then ended (the “Interim Financial Statements”).
     (b) Except as set forth on Schedule 3.10(b) of the ETE Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the financial position and operating results, equity and cash flows of the Company as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of the Interim Financial Statements, to normal year-end audit adjustments and accruals and the absence of notes and other textual disclosures required by GAAP.
     (c) The Company does not have any liability, whether accrued, contingent, absolute or otherwise, except for (i) liabilities set forth on the balance sheet of the Company dated as of March 31, 2010 or the notes thereto, (ii) liabilities that have arisen since March 31, 2010 in the ordinary course of business and (iii) liabilities that would not reasonably be expected to have a Company Material Adverse Effect.
     (d) Neither ETC III nor ETC II has any assets or liabilities other than the ETC III MEP Interest and the ETC II MEP Interest, respectively.
     3.11 Absence of Certain Changes. Except as set forth on Schedule 3.11 of the ETE Disclosure Schedule or as expressly contemplated by this Agreement or permitted pursuant to Section 5.1 of the ETP Redemption Agreement, since December 31, 2009, the business of the Company has been conducted in the ordinary course and in a manner consistent with past practice and there has not been:

     (a) any event, occurrence or development which has had, or would be reasonably expected to have, a Company Material Adverse Effect;
     (b) any transaction by the Company that required Special Consent (as such term is defined in the Company LLC Agreement), other than the incurrence of indebtedness pursuant to the Company Credit Facility in accordance with its terms existing on the Execution Date;
     (c) any declaration, setting aside or payment of any dividends on or distributions in respect of any equity interests or other securities of the Company;
     (d) any capital expenditure in excess of $500,000 in the aggregate, except (i) in accordance with the Development Plan (as such term is defined in the Company LLC Agreement) included as Schedule 3.11(d) of the ETE Disclosure Schedule, (ii) in accordance with a Budget (as such term is defined in the Company LLC Agreement) approved in accordance with the Company LLC Agreement prior to the Execution Date and disclosed to the Regency Parties, (iii) in accordance with the draft budget of the Company included as Schedule 3.23 of the ETE Disclosure Schedule, (iv) as disclosed in the Interim Financial Statements or (v) maintenance capital expenditures required on an emergency basis or for the safety of individuals or the environment;
     (e) any material change to the Company’s tax methods, principles or elections; or
     (f) any purchase of securities or ownership interests of, or any investment in, any Person, other than ordinary course overnight investments consistent with the cash management policies of the Company; or
     (g) any agreement by the Company to do any of the foregoing.
     3.12 Environmental Matters. Except as to matters set forth on Schedule 3.12 of the ETE Disclosure Schedule and except as to matters that would not reasonably be expected to have a Company Material Adverse Effect:
     (a) the Company is in compliance with all applicable Environmental Laws;
     (b) the Company possesses all Permits required under Environmental Laws for its operations as currently conducted and is in compliance with the terms of such Permits, and such Permits are in full force and effect;
     (c) the Company and its properties and operations are not subject to any pending or, to the Knowledge of ETE, threatened Proceeding arising under any Environmental Law, nor has the Company received any written and pending notice, order or complaint from any Governmental Authority alleging a violation of or liability arising under any Environmental Law;
     (d) ETE has made available to the Regency Parties complete and correct copies of all material environmental site assessment reports and studies relating to the Company that are in the possession of ETE and, to ETE’s Knowledge, there are no other such reports or studies in existence; and

     (e) to the Knowledge of ETE, there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties of the Company, or from or in connection with the Company’s operations in a manner that would reasonably be expected to give rise to any liability pursuant to any Environmental Law.
     3.13 Material Contracts.
     (a) Except as set forth on Schedule 3.13 of the ETE Disclosure Schedule, as of the Execution Date, the Company is not party to or bound by any Contract that:
     (i) relates to (A) the purchase of materials, supplies, goods, services or other assets, (B) the purchase, sale, transporting, gathering, processing, or storing of natural gas, condensate or other liquid or gaseous hydrocarbons or the products therefrom, or the provision of services related thereto or (C) the construction of capital assets, in the cases of clauses (A), (B) and (C) that (1) provides for either (x) annual payments by the Company in excess of $500,000 or (y) aggregate payments by the Company in excess of $1,000,000 and (2) cannot be terminated by the Company on 90 day’s or less notice without payment by the Company of any material penalty;
     (ii) is a firm natural gas transportation Contract;
     (iii) contains any provision or covenant, which after the Closing will apply to the business of the Company, materially restricting the Company from engaging in any lawful business activity or competing with any Person;
     (iv) (A) relates to the creation, incurrence, assumption, or guarantee of any indebtedness for borrowed money by the Company or (B) creates a capitalized lease obligation;
     (v) relates to any commodity or interest rate swap, cap or collar agreements or other similar hedging or derivative transactions;
     (vi) is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the assets owned by the Company;
     (vii) includes the acquisition or sale of assets with a book value in excess of $1,000,000 (whether by merger, sale of stock, sale of assets or otherwise);
     (viii) any Contract or commitment that involves a sharing of profits, losses, costs or liabilities by the Company with any other Person; and
     (ix) otherwise involves the payment by or to the Company of more than $250,000 in the aggregate and cannot be terminated by the Company on 90 days or less notice without payment by the Company of any material penalty.
     (b) Each Contract required to be disclosed pursuant to Section 3.13(a) (collectively, the “Company Material Contracts”) is a valid and binding obligation of the Company, and is in full force and effect and enforceable in accordance with its terms against the Company and, to the Knowledge of ETE, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights. ETE has made available to the Regency Parties a true and complete copy of each Company Material Contract to which ETE has the right to provide to the Regency Parties pursuant to the Organizational Documents of the Company.
     (c) None of the Company nor, to the Knowledge of ETE, any other party to any Company Material Contract is in default or breach in any material respect under the terms of any Company Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by the Company or, to the Knowledge of ETE, any other party to any Company Material Contract, or would permit termination, modification or acceleration under any Company Material Contract.
     (d) As of the Execution Date, to the Knowledge of ETE, the Company has not received notice that any current supplier, shipper or customer intends to amend or discontinue a business relationship (including termination of a Company Material Contract) with the Company that could reasonably be expected to generate revenues for the Company or pursuant to which the Company could reasonably be expected to incur costs, in either case of $1,000,000 or more in the aggregate.
     3.14 Legal Proceedings. Other than with respect to Proceedings arising under Environmental Laws which are the subject of Section 3.12 or as is set forth on Schedule 3.14(a) of the ETE Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of ETE, threatened against the Company, except such Proceedings as would not reasonably be expected to have a Company Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which ETE is, or will be, a party or to materially impair ETE’s ability to perform its obligations under the Transaction Documents to which its is, or will be, a party.
     3.15 Permits. Other than with respect to Permits issued pursuant to or required under Environmental Laws that are the subject of Section 3.12, the Company has all Permits as are necessary to use, own and operate its assets in the manner such assets are currently used, owned and operated by the Company or that will be used, owned or operated by the Company immediately following completion of the MEP Expansion Project, except where the failure to have such Permits would not reasonably be expected to have a Company Material Adverse Effect.
     3.16 Taxes.
     (a) All material Tax Returns required to be filed with respect to ETC III, ETC II and the Company have been filed and all such Tax Returns are complete and correct in all material respects and all material Taxes due relating to ETC III, ETC II and the Company have been paid in full. There are no material claims (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against ETC III, ETC II or the Company for any Taxes, and no material assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of or with respect to ETC III, ETC II or the Company. ETE expects that at least

90% of the gross income of the Company will consist of “qualifying income” within the meaning of Section 7704(d) of the Code for the taxable year ending on December 31, 2010 (determined as if the Company were a publicly traded partnership).
     (b) No material Tax audits or administrative or judicial proceedings are being conducted or are pending with respect to ETC III, ETC II or the Company.
     (c) All material Taxes required to be withheld, collected or deposited by or with respect to ETC III, ETC II or the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
     (d) There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for any material Taxes associated with the ownership or operation of the assets of ETC III, ETC II or the Company for any period.
     (e) None of ETC III, ETC II or the Company is a party to any Tax sharing agreement.
     (f) ETE is not a “foreign person” as defined in Section 1445(f)(3) of the Code, and the rules and Treasury Regulations promulgated thereunder, or an entity disregarded as separate from its owner for United States federal income tax purposes.
     (g) None of ETC III, ETC II or the Company, has engaged in a transaction that would be reportable by or with respect to ETC III, ETC II or the Company pursuant to Treasury Regulation § 1.6011-4 or any predecessor thereto.
     (h) For each taxable year since its formation, each of the Company, ETC III and ETC II is, or has been, properly classified as a partnership or an entity disregarded as separate from its owner for United States federal income tax purposes. None of the Company, ETC III or ETC II have made an election pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as an association taxable as a corporation for United States federal income tax purposes.
     3.17 Employee Benefits. None of the Company, ETC III or ETC II employs or has ever employed any employees. None of the Company, ETC III or ETC II or any of their respective ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has, or will have, at any time within the six years immediately preceding the Closing Date sponsored, maintained, contributed to or had an obligation to contribute to, any “employee benefit plans” (within the meaning of Section 3(3) of ERISA or any stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan or any other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA. None of the Company, ETC III or ETC II has or could reasonably be expected to have any present liability, nor do any circumstances exist that could reasonably be expected to result in the Company, ETC III or ETC II having any future material liabilities with respect to any current or former employees of ETP or any of its Affiliates.
     3.18 Brokers’ Fee. Except for the fee payable to RBS Securities, Inc. which shall be paid by ETP, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ETE.
     3.19 Regulatory Status. Except as set forth on Schedule 3.19 of the ETE Disclosure Schedule, there are no currently effective tariffs authorized and approved by the FERC as of the date of this Agreement applicable to the Company, or currently pending material rate filings, certificate applications, or other filings that relate to the Company made with FERC prior to the date of this Agreement. The Company (a) has all necessary approvals from FERC to provide service to customers pursuant to the Natural Gas Act and the Natural Gas Policy Act of 1978, as amended, and (b) has made all required FERC filings necessary to offer such service, except where failure to have any such approval or to have made any such filing would not reasonably be expected to have a Company Material Adverse Effect.
     3.20 Intellectual Property. The Company owns or has the right to use pursuant to license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of the business as presently conducted; (b) no third party has asserted in writing delivered to the Company an unresolved claim that the Company is infringing on the Intellectual Property of such third party and (c) to the Knowledge of ETE, no third party is infringing on the Intellectual Property owned by the Company.
     3.21 Insurance. Schedule 3.21 of the ETE Disclosure Schedule contains, as of the Execution Date, a complete and correct list of all liability, property, fire, casualty, product liability, workers’ compensation and other insurance policies, if any, that are in full force and effect as of the Execution Date that insure or relate to the assets of the Company (the “Company Policies”). To the Knowledge of ETE, as of the Execution Date there is no claim, suit or other matter currently pending in respect of which the Company has received any notice from the insurer under any Company Policies disclaiming coverage, reserving rights with respect to a particular claim or such Company Policy in general or canceling or materially amending any such Company Policy. To the Knowledge of ETE, all premiums due and payable for such Company Policies have been duly paid, and such Company Policies or extensions or renewals thereof in the amounts described will be outstanding and duly in full force without interruption until the Closing Date.
     3.22 Matters Relating to Acquisition of the Acquired Units.
     (a) ETE has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Units and is capable of bearing the economic risk of such investment. ETE is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. ETE is acquiring the Acquired Units for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Units. ETE does not have any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Acquired Units. ETE acknowledges and understands that (i) the acquisition of the Acquired Units has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) the Acquired Units will, upon such acquisition, be characterized as “restricted securities” under state and federal securities laws. ETE agrees that the Acquired Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws.
     (b) ETE has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the acquisition of the Acquired Units. ETE has had an opportunity to ask questions and receive answers from Regency regarding the terms and conditions of the offering of the Acquired Units and the business, properties, prospects and financial condition of Regency. The foregoing, however, does not modify the representations and warranties of the Regency Parties in Article IV and such representations and warranties constitute the sole and exclusive representations and warranties of the Regency Parties to ETE in connection with the transactions contemplated by this Agreement.
     3.23 Budget. Attached as Schedule 3.23 of the ETE Disclosure Schedule is the draft budget of the Company for fiscal year 2010 as of the Execution Date.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE REGENCY PARTIES
     The Regency Parties hereby jointly and severally represent and warrant to ETE as follows:
     4.1 Organization; Qualification. Each Regency Party is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a Regency Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which it is, or will be, a party or to materially impair the ability of each Regency Party to perform its obligations under the Transaction Documents to which it is, or will be, a party. The Regency Parties have made available to ETE true and complete copies of the Organizational Documents of each Regency Entity, as in effect on the Execution Date.
     4.2 Authority; Enforceability; Valid Issuance.
     (a) Each Regency Party has the requisite partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated thereby. The execution and delivery by each Regency Party of the Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated thereby, have been duly and validly authorized by such Regency Party, and no other limited liability company or limited partnership proceedings, as applicable, on the part of such Regency Party are necessary to authorize the

Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by the Transaction Documents to which it is, or will be, a party.
     (b) The Transaction Documents to which each Regency Party is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by such Regency Party, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which such Regency Party is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of such Regency Party, enforceable against such Regency Party in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.
     (c) The issuance of the Acquired Units pursuant to this Agreement has been duly authorized in accordance with the Organizational Documents of Regency and, when issued and delivered to ETE in accordance with the terms of this Agreement, the Acquired Units will be validly issued, fully paid (to the extent required under the Regency Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of any restriction upon voting or transfer thereof pursuant to the Organizational Documents of Regency or any Contract to which any of the Regency Entities is a party or by which any property or asset of any such Person is bound or affected.
     4.3 Non-Contravention. Except as set forth on Schedule 4.3 of the Regency Disclosure Schedule, the execution, delivery and performance of the Transaction Documents to which each Regency Party is, or will be, a party by such Regency Party and the consummation by such Regency Party of the transactions contemplated thereby does not and will not: (a) result in any breach of any provision of the Organizational Documents of any Regency Entity; (b) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which any Regency Entity is a party or by which any property or asset of any Regency Entity is bound or affected; (c) assuming compliance with the matters referred to in Section 4.4, violate any Law to which any Regency Entity is subject or by which any of any Regency Entity’s properties or assets is bound; or (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of any Regency Entity, except, in the cases of clauses (b), (c) and (d), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Liens as would not reasonably be expected to have a Regency Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Regency Party is, or will be, a party or to materially impair such Regency Party’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
     4.4 Governmental Approvals. Except as set forth on Schedule 4.4 of the Regency Disclosure Schedule no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by either Regency Party of the transactions contemplated by the Transaction Documents to which it, or will be, a party, other than (a) filings under the HSR Act and (b) such other declarations, filings, registrations, notices, authorizations, consents or approvals that have been obtained or made or that would in the ordinary course be made or obtained after the Closing, or which, if not obtained or made, would not reasonably be expected to have a Regency Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which such Regency Party is, or will be, a party or to materially impair such Regency Party’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party.
     4.5 Capitalization.
     (a) As of the Execution Date: (i) 93,191,602 Regency Common Units were issued and outstanding, (ii) 4,371,586 Series A Cumulative Convertible Preferred Units of Regency (“Regency Series A Units”), which Regency Series A Units are convertible into Regency Common Units at an initial conversion price of $18.30 per unit, subject to adjustment, were issued and outstanding and (iii) 1,155,129 Regency Common Units were available for issuance under Regency’s employee benefit plans, of which 297,651 Regency Common Units were subject to issuance upon exercise of outstanding Regency options, 267,135 Regency Common Units were subject to issuance upon the vesting of outstanding phantom units and 355,609 Regency Common Units were subject to issuance upon the vesting of outstanding un-vested restricted units.
     (b) All of the limited partner interests in Regency are duly authorized and validly issued in accordance with the Organizational Documents of Regency, and are fully paid (to the extent required under the Organizational Documents of Regency) and nonassessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.
     (c) Except as set forth in the Organizational Documents of Regency and except as provided in Section 4.5(a), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Regency Entities to issue or sell any equity interests of Regency or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in Regency, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
     (d) Except for the Regency Series A Units, none of the Regency Entities has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in Regency on any matter.
     (e) RGPLP is the sole general partner of Regency with a 2.0% general partner interest in Regency (the “Regency GP Interest”) and owns 100% of the Incentive Distribution Rights (collectively with the Regency GP Interest, the “Regency GP LP Interests”). The Regency GP LP Interests have been duly authorized and validly issued in accordance with the Regency Partnership Agreement and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. The Regency GP LP Interests are owned by RGPLP free and clear of all Liens, other than (i) transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the Regency Partnership Agreement.
     4.6 Compliance with Law. Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit and Tax matters, which are the subject of Sections 4.11, 4.14 and 4.15, respectively, and except as to specific matters disclosed in the Regency SEC Documents filed or furnished on or after January 1, 2010 and prior to the date hereof (excluding any disclosures included in any “risk factor” section of such Regency SEC Documents or any other disclosures in such Regency SEC Documents to the extent they are predictive or forward-looking and general in nature), or that would not reasonably be expected to have a Regency Material Adverse Effect, (a) each of the Regency Entities is in compliance with all applicable Laws, (b) none of the Regency Entities has received written notice of any violation of any applicable Law and (c) to the Knowledge of Regency, none of the Regency Entities is under investigation by any Governmental Authority for potential non-compliance with any Law.
     4.7 Title to Properties and Assets. Except as to matters that would not reasonably be expected to have a Regency Material Adverse Effect, each Regency Entity has title to or rights or interests in its real property and personal property, free and clear of all Liens (subject to Permitted Liens), sufficient to allow it to conduct its business as currently being conducted.
     4.8 Rights-of-Way. Except as to matters that would not reasonably be expected to have a Regency Material Adverse Effect, (a) each Regency Entity has such Rights-of-Way from each Person as are necessary to use, own and operate each Regency Entity’s assets in the manner such assets are currently used, owned and operated by each Regency Entity, (b) each Regency Entity has fulfilled and performed all of its obligations with respect to such Rights-of-Way and (c) no event has occurred that allows, or after the giving of notice or the passage of time, or both, would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way.
     4.9 Regency SEC Reports; Financial Statements.
     (a) Regency has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Regency with the Securities and Exchange Commission (“SEC”) since January 1, 2009 (such documents being collectively referred to as the “Regency SEC Documents”).
     (b) Each Regency SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regency SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Each of the financial statements of Regency included in the Regency SEC Documents (“Regency Financial Statements”) complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of Regency as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments and accruals and the absence of notes and other textual disclosures as permitted by Form 10-Q of the SEC.
     (d) None of the Regency Entities has any liability, whether accrued, contingent, absolute or otherwise, except for (i) liabilities set forth on the consolidated balance sheet of Regency dated as of March 31, 2010 or the notes thereto, (ii) liabilities that have arisen since March 31, 2010 in the ordinary course of business and (iii) liabilities that would not reasonably be expected to have a Regency Material Adverse Effect.
     4.10 Absence of Certain Changes. Except as set forth on Schedule 4.10 of the Regency Disclosure Schedule, as to specific matters disclosed in the Regency SEC Documents filed or furnished on or after January 1, 2010 and prior to the date hereof (excluding any disclosures included in any “risk factor” section of such Regency SEC Documents or any other disclosures in such Regency SEC Documents to the extent they are predictive or forward-looking and general in nature), or as expressly contemplated by this Agreement, since December 31, 2009, the business of the Regency Entities has been conducted in the ordinary course and in a manner consistent with past practice and there has not been (a) any event, occurrence or development which has had, or would be reasonably expected to have, a Regency Material Adverse Effect or (b) the occurrence of any of the transactions or matters described in Section 5.2(b).
     4.11 Environmental Matters. Except as to matters set forth on Schedule 4.11 of the Regency Disclosure Schedule, as to specific matters disclosed in the Regency SEC Documents filed or furnished on or after January 1, 2010 and prior to the date hereof (excluding any disclosures included in any “risk factor” section of such Regency SEC Documents or any other disclosures in such Regency SEC Documents to the extent they are predictive or forward-looking and general in nature), and for matters that would not reasonably be expected to have a Regency Material Adverse Effect:
     (a) each of the Regency Entities is in compliance with all applicable Environmental Laws;
     (b) each of the Regency Entities possesses all Permits required under Environmental Laws for its operations as currently conducted and is in compliance with the terms of such Permits, and such Permits are in full force and effect;
     (c) none of the Regency Entities nor any of their properties or operations are subject to any pending or, to the Knowledge of the Regency Parties, threatened Proceeding arising under any Environmental Law, nor has any of the Regency Entities received any written and pending notice, order or complaint from any Governmental Authority alleging a violation of or liability arising under any Environmental Law;
     (d) Regency has made available to ETE complete and correct copies of all material environmental site assessment reports and studies relating to the Regency Entities; and
     (e) to the Knowledge of Regency, there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties of the Regency Entities, or from or in connection with the Regency Entities’ operations in a manner that would reasonably be expected to give rise to any liability pursuant to any Environmental Law.
     4.12 Material Contracts.
     (a) Except as set forth on Schedule 4.12 of the Regency Disclosure Schedule or filed with any Regency SEC Document (including by incorporation by reference) filed with the SEC on or after January 1, 2010 and prior to the date hereof, as of the Execution Date, none of the Regency Entities is a party to or bound by any Contract that:
     (i) is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by Regency on the Execution Date;
     (ii) contains any provision or covenant which materially restricts any Regency Entity or any Affiliate thereof from engaging in any lawful business activity or competing with any Person;
     (iii) (A) relates to the creation, incurrence, assumption, or guarantee of any indebtedness for borrowed money by any Regency Entity or (B) creates a capitalized lease obligation (except, in the cases of clauses (A) and (B), any such Contract with an aggregate principal amount not exceeding $10,000,000);
     (iv) is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the assets owned by any of the Regency Entities involving assets or obligations in excess of $75,000,000;
     (v) includes the acquisition or sale of assets with a book value in excess of $50,000,000 (whether by merger, sale of stock, sale of assets or otherwise);
     (vi) any Contract or commitment that involves a sharing of profits, losses, costs or liabilities by any Regency Entity with any other Person other than gas processing contracts; and
     (vii) otherwise involves the annual payment by or to any of the Regency Entities of more than $10,000,000 and cannot be terminated by the Regency Entities on 90 days or less notice without payment by the Regency Entities of any material penalty (in each case other than any contract described in Section 4.12(b)).

     (b) Except as provided on Schedule 4.12 of the Regency Disclosure Schedule, Regency has made available to ETE (i) each Contract described in Section 4.12(a) and (ii) each Contract to which any of the Regency Entities is bound as of the Execution Date that relates to (A) the purchase of materials, supplies, goods, services or other assets, (B) the purchase, sale, transporting, treating, gathering, processing or storing of, or gas compressing services rendered in connection with, natural gas, condensate or other liquid or gaseous hydrocarbons or the products therefrom, or the provision of services related thereto or (C) the construction of capital assets, in the cases of clauses (A), (B) and (C) that (i) provides for either (1) annual payments by or to any of the Regency Entities in excess of $10,000,000 or (2) aggregate payments by or to any of the Regency Entities in excess of $10,000,000 (all such Contracts referred to in clauses (i) and (ii) being referred to as the “Regency Material Contracts”).
     (c) Each Regency Material Contract is a valid and binding obligation of the applicable Regency Entity, and is in full force and effect and enforceable in accordance with its terms against such Regency Entity and, to the Knowledge of Regency, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights.
     (d) None of the Regency Entities nor, to the Knowledge of Regency, any other party to any Regency Material Contract is in default or breach in any material respect under the terms of any Regency Material Contract and no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by such Regency Entity or, to the Knowledge of Regency, any other party to any Regency Material Contract, or would permit termination, modification or acceleration under any Regency Material Contract.
     4.13 Legal Proceedings. Other than with respect to Proceedings arising under Environmental Laws which are the subject of Section 4.11, as set forth on Schedule 4.13 of Regency Disclosure Schedule, or as to specific matters disclosed in the Regency SEC Documents filed or furnished on or after January 1, 2010 and prior to the date hereof (excluding any disclosures included in any “risk factor” section of such Regency SEC Documents or any other disclosures in such Regency SEC Documents to the extent they are predictive or forward-looking and general in nature), there are no Proceedings pending or, to the Knowledge of the Regency Parties, threatened against the Regency Entities, except such Proceedings as would not reasonably be expected to have a Regency Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Regency is, or will be, a party or to materially impair Regency’s ability to perform its obligations under the Transaction Documents to which its is, or will be, a party.
     4.14 Permits. Other than with respect to Permits issued pursuant to or required under Environmental Laws which are the subject of Section 4.11, the Regency Entities have all Permits as are necessary to use, own and operate its assets in the manner such assets are currently used, owned and operated by the Regency Entities, except where the failure to have such Permits would not reasonably be expected to have a Regency Material Adverse Effect.

     4.15 Taxes.
     (a) All material Tax Returns required to be filed with respect to the Regency Entities have been filed and all such Tax Returns are complete and correct in all material respects and all material Taxes due relating to the Regency Entities have been paid in full. There are no claims (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any Regency Entity for any material Taxes, and no material assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of or with respect to any Regency Entity.
     (b) Except as set forth on Schedule 4.15(b) of the Regency Disclosure Schedule, no material Tax audits or administrative or judicial proceedings are being conducted or are pending with respect to any Regency Entity.
     (c) All material Taxes required to be withheld, collected or deposited by or with respect to the Regency Entities have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
     (d) There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for any material Taxes associated with the ownership or operation of the assets of the Regency Entities for any period.
     (e) No Regency Entity is a party to any Tax sharing agreement.
     (f) No Regency Entity has engaged in a transaction that would be reportable by or with respect to any Regency Entity pursuant to Treasury Regulation § 1.6011-4 or any predecessor thereto.
     (g) Each of the Regency Entities that is characterized as a partnership for federal income tax purposes and has filed a federal income tax return has in effect an election pursuant to Section 754 of the Code. For each taxable year beginning with Regency’s initial public offering, Regency is, or has been, properly classified as a partnership or an entity disregarded as separate from its owner for United States federal income tax purposes. For each taxable year since its formation, Regency SPV is, or has been, properly classified as a partnership or an entity disregarded as separate from its owner for United States federal income tax purposes. Neither Regency nor Regency SPV has made an election pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as an association taxable as a corporation for United States federal income tax purposes.
     4.16 Employee Benefits; Employment and Labor Matters.
     (a) Except as set forth on Schedule 4.16(a) of the Regency Disclosure Schedule or filed with any Regency SEC Document (including by incorporation by reference) filed with the SEC on or after January 1, 2010 and prior to the date hereof, no Regency Entity, nor any ERISA Affiliate of any Regency Entity, sponsors, maintains or contributes to, or has sponsored, maintained or contributed to within six years prior to the Closing Date any of the following:

     (i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA, but excluding any multiemployer plan within the meaning of Section 3(37) of ERISA or multiple employer plan with the meaning of Section 4063(a) of ERISA); or
     (ii) any material personnel policy, equity-based plan (including, but not limited to, stock option plans, stock purchase plans, stock appreciation rights and phantom stock plans), collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan or arrangements, change in control policies or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 4.16(a)(i) (collectively, along with the plans described in Section 4.16(a)(i) above, the “Regency Benefit Plans”).
     (b) True, correct and complete copies of each of the Regency Benefit Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Plan, including all amendments thereto, have been made available to ETE. and there has been made available to ETE, with respect to each Regency Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. Additionally, the most recent determination letter or opinion letter from the Internal Revenue Service for each of the Regency Benefit Plans intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such plans has been made available to ETE.
     (c) Except as disclosed on Schedule 4.16(c) of the Regency Disclosure Schedule and except as to matters that would not reasonably be expected to have a Regency Material Adverse Effect:
     (i) each Regency Benefit Plan has been administered in compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;
     (ii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Regency Entities, threatened, with respect to any Regency Benefit Plan and no Regency Benefit Plan is under audit or is subject to an investigation by the Internal Revenue Service, the Department of Labor or any other federal or state governmental agency nor, to the Knowledge of the Regency Parties, is any such audit or investigation pending;
     (iii) no Regency Benefit Plan is subject to Title IV of ERISA;
     (iv) all contributions and payments required to be made by any Regency Entity or an ERISA Affiliate of any Regency Entity to or under each Regency Benefit Plan have been timely made;

     (v) as to any Regency Benefit Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of such plan within the meaning of Section 411(d)(3) of the Code; and
     (vi) none of the Regency Entities or any of their ERISA Affiliates have any liability with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA or multiple employer plan with the meaning of Section 4063(a) of ERISA.
     (d) In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Regency Benefit Plans which, in the aggregate, would result in the loss of deduction or the imposition any excise tax under sections 280G and 4999 of the Code.
     (e) No Regency Benefits Plan provides retiree medical or retiree life insurance benefits to any person and none of the Regency Entities is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, in any case other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code or otherwise as required by applicable law. Additionally, each Regency Benefits Plan which is an “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.
     (f) Except as would not reasonably be expected to have a Regency Material Adverse Effect, (i) each of the Regency Entities is in compliance with all applicable labor and employment Laws including, without limitation, all Laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to employment discrimination, payment of wages, overtime compensation, immigration, occupational health and safety, and wrongful discharge; (ii) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority, brought by or on behalf of any employee, prospective or former employee or labor organization or other representative of the employees or of any prospective or former employees of any of the Regency Entities is pending or, to the Knowledge of the Regency Entities, threatened against any of the Regency Entities, any present or former director or employee (including with respect to alleged sexual harassment, unfair labor practices or discrimination); and (iii) none of the Regency Entities is subject to or otherwise bound by, any material consent decree, order, or agreement with, any Governmental Authority relating to employees or former employees of any of the Regency Entities. None of the Regency Entities is a signatory party to or otherwise subject to any collective bargaining agreements, and none of the employees of the Regency Entities is represented by a labor union; and there is no labor dispute, strike, work stoppage or other labor trouble (including any organizational drive) against any of the Regency Entities pending or, to the Knowledge of the Regency Parties, threatened.
     4.17 Brokers’ Fee. Except as set forth on Schedule 4.17 of the Regency Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Regency.

     4.18 Regulatory Status.
     (a) Except as set forth on Schedule 4.18 of the Regency Disclosure Schedule, or for specific matters disclosed in the Regency SEC Documents filed or furnished on or after January 1, 2010 and prior to the date hereof (excluding any disclosures included in any “risk factor” section of such Regency SEC Documents or any other disclosures in such Regency SEC Documents to the extent they are predictive or forward-looking and general in nature) there are no currently effective tariffs authorized and approved by the FERC as of the date of this Agreement applicable to the Regency Entities, or currently pending material rate filings, certificate applications, or other filings that relate to any of the Regency Entities made with FERC prior to the date of this Agreement. The Regency Entities (i) have all necessary approvals from FERC to provide service to customers pursuant to the Natural Gas Act and the Natural Gas Policy Act of 1978, as amended, and (ii) have made all required FERC filings necessary to offer such service, except where failure to have any such approval or to have made any such filing would not reasonably be expected to have a Regency Material Adverse Effect.
     (b) Regency is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     4.19 Intellectual Property. The Regency Entities own or have the right to use pursuant to license, sublicense, agreement or otherwise all material items of Intellectual Property required in the operation of the business as presently conducted; (b) no third party has asserted in writing delivered to the Regency Entities an unresolved claim that any of the Regency Entities is infringing on the Intellectual Property of such third party and (c) to the Knowledge of Regency, no third party is infringing on the Intellectual Property owned by the Regency Entities.
     4.20 Matters Relating to Acquisition of the Acquired Interests.
     (a) Regency has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risk of such investment. Regency is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. The Regency Parties are acquiring the Acquired Interests for investment for their own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Interests. Neither of the Regency Parties has any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Acquired Interests. The Regency Parties acknowledge and understand that (i) the acquisition of the Acquired Interests has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) the Acquired Interests will, upon such acquisition, be characterized as “restricted securities” under state and federal securities laws. The Regency Parties agree that the Acquired Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except (A) in accordance with the requirements of the ETC III LLC Agreement, ETC II LLC Agreement and Company LLC Agreement, (B) pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws or (C) to the extent pledged or hypothecated pursuant to the terms of the Regency Credit Facility.
     (b) The Regency Parties have undertaken such investigation as they have deemed necessary to enable them to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the acquisition of the Acquired Interests. The Regency Parties have had an opportunity to ask questions and receive answers from ETE regarding the terms and conditions of the offering of the Acquired Interests and the business, properties, prospects, and financial condition of the Company (to the extent ETE possessed such information). The foregoing, however, does not modify the representations and warranties of ETE in Article III and such representations and warranties constitute the sole and exclusive representations and warranties of ETE to the Regency Parties in connection with the transactions contemplated by this Agreement.
ARTICLE V
COVENANTS OF THE PARTIES
     5.1 Conduct of the Company’s Business. From the Execution Date through the Closing, except as described in Schedule 5.1 to the Company Disclosure Schedule or consented to or approved in writing by Regency (which shall not be unreasonably withheld, conditioned or delayed), ETE shall not (a) consent to or approve of any action, or waive its rights to consent to or approve of any action, for which ETE’s consent or approval is required under Section 5.1 of the ETP Redemption Agreement, (b) agree to amend the ETP Redemption Agreement in any manner that would reasonably be expected to adversely affect the Regency Parties’ rights under this Agreement or (c) exercise its rights under Section 7.1(a)] of the ETP Redemption Agreement to terminate the ETP Redemption Agreement.
     5.2 Conduct of Regency’s Business.
     (a) From the Execution Date through the Closing, except as permitted or required by the other terms of this Agreement, described in Schedule 5.2 of the Regency Disclosure Schedule, or consented to or approved in writing by ETE (which shall not be unreasonably withheld, conditioned or delayed), Regency shall, and cause each of its Subsidiaries to:
     (i) conduct its business and activities in the ordinary course of business consistent with past practice;
     (ii) use reasonable best efforts to preserve intact their goodwill and relationships with customers, suppliers and others having business dealings with them with respect thereto;
     (iii) comply in all material respects with all applicable Laws relating to them; and
     (iv) use reasonable best efforts to maintain in full force without interruption its present insurance policies or comparable insurance coverage of the Regency Parties.

     (b) Without limiting the generality of Section 5.2(a), and except as described in Schedule 5.2(b) of the Regency Disclosure Schedule, or consented to or approved in writing by ETE (which shall not be unreasonably withheld, conditioned or delayed), Regency shall not, and shall cause each of its Subsidiaries not to:
     (i) make any material change or amendment to its Organizational Documents;
     (ii) purchase any securities or ownership interests of, or make any investment in any Person, other than (A) ordinary course overnight investments consistent with the cash management policies of such Person and (B) purchases and investments in addition to those contemplated by clause (A) not in excess of $50,000,000 in the aggregate;
     (iii) make any capital expenditure in excess of $50,000,000 in the aggregate, except as required on an emergency basis or for the safety of individuals or the environment;
     (iv) make any material change to its tax methods, principles or elections;
     (v) except as required under its Organizational Documents, declare or pay any distributions in respect of any of its equity securities or partnership units except (A) in the case of Regency, the declaration and payment of regular quarterly cash distributions of Available Cash from Operating Surplus (each as defined in the Regency Partnership Agreement), not in excess of $0.46 per Regency Common Unit per quarter, plus any corresponding distribution on the general partner interest and Incentive Distribution Rights, (B) regular quarterly distributions of Available Cash from Operating Surplus, not in excess of $0.445 per quarter, in respect of the Regency Series A Units and (C) the declaration and payment of distributions from any direct or indirect wholly owned Subsidiary of Regency;
     (vi) split, combine or reclassify any of its equity securities or partnership units or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its equity securities or partnership units, except for any such transaction by a direct or indirect wholly owned Subsidiary of Regency that remains a direct or indirect wholly owned Subsidiary of Regency after consummation of such transaction;
     (vii) repurchase, redeem or otherwise acquire any of its equity securities or partnership units or any securities convertible into or exercisable for any equity securities or partnership units other than redemptions to satisfy federal income tax withholding obligations in connection with the vesting of units under Regency’s long-term incentive plan;
     (viii) except for the Acquired Units, issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) equity securities or partnership units of any class, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (C) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances (1) by a direct or indirect wholly owned Subsidiary of Regency of equity securities or partnership units to such

Person’s parent or any other direct or indirect wholly owned Subsidiary of Regency and (2) pursuant to awards outstanding prior to the date of this Agreement under the Regency Benefit Plans which are reflected on Schedule 4.16 of the Regency Disclosure Schedule;
     (ix) purchase or sell assets, other than purchases or sales of inventory in the ordinary course, with a value exceeding $50,000,000 individually or $50,000,000 in the aggregate;
     (x) create, incur, guarantee or assume any Indebtedness for borrowed money exceeding $100,000,000 in the aggregate;
     (xi) enter into any joint venture or similar arrangement with a third party (other than in the ordinary course of business) involving assets or obligations in excess of $75,000,000;
     (xii) (A) settle any claims, demands, lawsuits or state or federal regulatory proceedings for damages to the extent such settlements assess damages in excess of $10,000,000 in the aggregate (other than any claims, demands, lawsuits or proceedings to the extent insured (net of deductibles), reserved against in the Regency Financial Statements or covered by an indemnity obligation not subject to dispute or adjustment from a solvent indemnitor) or (B) settle any claims, demands, lawsuits or state or federal regulatory proceedings seeking an injunction or other equitable relief where such settlements would have or would reasonably be expected to have a Regency Material Adverse Effect;
     (xiii) except as otherwise expressly permitted by this Section 5.2, merge with or into, or consolidate with, any other Person or acquire all or substantially all of the business or assets of any other Person;
     (xiv) take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up;
     (xv) change or modify any accounting policies, except as required by applicable regulatory authorities or independent accountants;
     (xvi) approve or make material modifications of the salaries, bonuses or other compensation (including incentive compensation) payable to any individual whose base salary exceeds $200,000 per annum or adopt or make any material amendment to any employee compensation, benefit or incentive plans;
     (xvii) modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Regency Material Contracts or waive any default by, or release, settle or compromise any claim against, any other party thereto; or
     (xviii) agree or commit to take any of the actions described above.
Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.2 shall prohibit Regency from taking any action, or approving the taking by any of its Subsidiaries of any action, if, prior to taking such action, or approving the taking of such action, Regency determines in good faith, after consultation with outside legal counsel, that failure to take such action, or to approve the taking of such action, would be reasonably likely to be inconsistent with the implied contractual covenant of good faith and fair dealing imposed on Regency or such Subsidiary in its capacity as a partner in the RIGS JV and a party to the RIGS JV Agreement under the Delaware Revised Uniform Partnership Act.
     5.3 Notice of Certain Events. Each Party shall promptly notify the other Parties of:
     (a) any event, condition or development that has resulted in the inaccuracy or breach of any representation or warranty, covenant or agreement contained in this Agreement made by or to be complied with by such notifying Party at any time during the term hereof and that would reasonably be expected to result in any of the conditions set forth in Article VI not to be satisfied; provided, however, that no such notification shall be deemed to cure any such breach of or inaccuracy in such notifying Party’s representations and warranties or covenants and agreements or in the ETE Disclosure Schedule or the Regency Disclosure Schedule for any purpose under this Agreement and no such notification shall limit or otherwise affect the remedies available to the other Parties;
     (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents;
     (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents; and
     (d) any Proceedings commenced that would be reasonably expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents or materially impair the notifying Party’s ability to perform its obligations under the Transaction Documents.
     5.4 Access to Information.
     (a) From the Execution Date until the Closing Date, ETE will, upon request by the Regency Parties, exercise its rights under Section 5.3 of the ETP Redemption Agreement in order to afford the Regency Parties, their counsel, financial advisors, auditors and other authorized representatives (collectively, “Representatives”) such access and information as ETP has agreed to provide to ETE and its Representatives under Section 5.3 of the ETP Redemption Agreement. To the fullest extent permitted by Law, ETE and its Representatives and Affiliates shall (i) not be responsible or liable to the Regency Parties for personal injuries sustained by the Regency Parties’ Representatives in connection with the access provided pursuant to this Section 5.4(a) and (ii) shall be indemnified and held harmless by the Regency Parties for any losses suffered by any such Persons in connection with any such personal injuries; provided such personal injuries are not caused by the gross negligence or willful misconduct of ETE. The Regency Parties agree that they will not, and will cause their Representatives not to, use any information obtained pursuant to this Section 5.4(a) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

     (b) From the Execution Date until the Closing Date, Regency will, and will cause each of its Subsidiaries to, (i) give ETE and its Representatives reasonable access to the offices, properties, books and records of Regency and its Subsidiaries, in each case during normal business hours and (ii) furnish to ETE and its Representatives such financial and operating data and other information relating to Regency and its Subsidiaries as such Persons may reasonably request, subject to ETE’s and its Representatives’ compliance with applicable Law governing the use of such information. Notwithstanding the foregoing provisions of this Section 5.4(b), Regency shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to ETE or any of its Representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by law or an existing contract or agreement. To the extent practicable, Regency shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Any investigation pursuant to this Section 5.4(b) shall be conducted in such manner as not to interfere with the conduct of the business of Regency or its Subsidiaries. Notwithstanding the foregoing, ETE shall not be entitled to perform any intrusive or subsurface investigation or other sampling of, on or under any of the properties of Regency or its Subsidiaries without the prior written consent of Regency. To the fullest extent permitted by Law, Regency and its Representatives and Affiliates shall (A) not be responsible or liable to ETE for personal injuries sustained by ETE’s Representatives in connection with the access provided pursuant to this Section 5.4(b) and (B) shall be indemnified and held harmless by ETE for any losses suffered by any such Persons in connection with any such personal injuries; provided such personal injuries are not caused by the gross negligence or willful misconduct of Regency. ETE agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.4(b) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
     5.5 Governmental Approvals.
     (a) The Parties will cooperate with each other and use reasonable best efforts to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority that are necessary in order to consummate the transactions contemplated by the Transaction Documents and the Regency GP Purchase Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.
     (b) Without limiting Section 5.5(a), as soon as practicable following the Execution Date, but in no event later than ten Business Days following the Execution Date, the Parties shall make such filings as may be required by the HSR Act with respect to the transactions contemplated by the Transaction Documents (other than the Option Agreement), which filings shall include a request for early termination of any applicable waiting period. Thereafter, the Parties shall file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise including requests for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date. Each Party shall cause their respective counsel to furnish each other Party such necessary information and reasonable assistance as such other

Party may reasonably request in connection with the Parties’ preparation of necessary filings or submissions under the provisions of the HSR Act. Each Party shall cause their counsel to supply to each other Party copies of the date stamped receipt copy of the cover letters delivering the filings or submissions required under the HSR Act to any Governmental Authority. Regency shall pay the statutory filing fee associated with filings under the HSR Act.
     (c) The Parties agree to cooperate with each other and use reasonable best efforts to contest and resist, any Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by the Transaction Documents and the Regency GP Purchase Agreement.
     5.6 Legends. If the Acquired Interests are certificated, the Regency Parties agree to the imprinting, so long as the restrictions described in the legend are applicable, of the following legend on any certificates evidencing all or any portion of the Acquired Interests:
     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF [                    ] (THE “LLC AGREEMENT”). ACCORDINGLY, THEY MAY NOT BE OFFERED OR SOLD EXCEPT (A) IN ACCORDANCE WITH THE TERMS OF THE LLC AGREEMENT AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH OTHER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.
     5.7 Expenses. All costs and expenses incurred by ETE in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by ETE and all costs and expenses incurred by the Regency Parties in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the Regency Parties; provided, however, that if any action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such Party may be entitled.
     5.8 Further Assurances; Efforts to Release Guarantees.
     (a) Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, each Party will use its reasonable best efforts to obtain timely all authorizations, consents and approvals of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. The Parties will coordinate and cooperate with each other in exchanging such information and assistance as any of the Parties hereto may reasonably request in connection with the foregoing.
     (b) The Regency Parties shall cooperate with ETE and ETP to cause the release of both ETP and ETE from any and all obligations that either ETP or ETE have to guaranty the performance of ETC III under the Company LLC Agreement following the Closing, and to substitute and replace such obligations of ETP or ETE with an absolute and unconditional guaranty by Regency of ETC III’s performance under the Company LLC Agreement. Without limiting the generality of the foregoing, if at any time after the Closing Regency satisfies the Credit Standards (as defined in the Company LLC Agreement), Regency shall substitute and replace such obligations of ETP or ETE with an absolute and unconditional guaranty by Regency of ETC III’s performance under the Company LLC Agreement. Until such time as Regency has caused the substitution and replacement of ETP and ETE’s obligations pursuant to the preceding sentence, Regency shall not permit ETC III to commit to the making of any Capital Contribution (as defined in the Company LLC Agreement) prior to the funding of such Capital Contribution that, together with all other unfunded Capital Contributions committed to by ETC III and ETC II, exceeds $5,000,000 unless (i) such Capital Contribution has been approved in writing by ETE and ETP or (ii) prior to causing ETC III to commit to such Capital Contribution, Regency provides Acceptable Credit Support in respect thereof.
     (c) The Regency Parties shall cooperate to cause the release of both ETP and ETE from any and all obligations that either ETP or ETE have to guaranty the performance of ETC II under the Company LLC Agreement following the Option Closing, and to substitute and replace such obligations of ETP or ETE with an absolute and unconditional guaranty by Regency of ETC II’s performance under the Company LLC Agreement. Without limiting the generality of the foregoing, if at any time after the Option Closing Regency satisfies the Credit Standards (as defined in the Company LLC Agreement), Regency shall substitute and replace such obligations of ETP or ETE with an absolute and unconditional guaranty by Regency of ETC II’s performance under the Company LLC Agreement. Until such time as Regency has caused the substitution and replacement of ETP and ETE’s obligations pursuant to the preceding sentence, Regency shall not permit ETC II to commit to the making of any Capital Contribution (as defined in the Company LLC Agreement) prior to the funding of such Capital Contribution that, together with all other unfunded Capital Contributions committed to by ETC II and ETC III, exceeds $5,000,000 unless (i) such Capital Contribution has been approved in writing by ETE and ETP or (ii) prior to causing ETC II to commit to such Capital Contribution, Regency provides Acceptable Credit Support in respect thereof.
     (d) The Regency Parties shall cooperate with ETE and ETP to reduce, as of the Closing, ETP’s (and if applicable, ETE’s) Stated Percentage (as defined in the ETP Guaranty Agreement) from 49.9% to 0.1%. In furtherance of this obligation, if at any time after the Closing Regency becomes a Qualified Additional Guarantor (as defined in the MEP Credit Agreement), Regency shall promptly enter into a Credit Guaranty Agreement with a Stated Percentage thereunder of 49.9%, in form, scope and substance reasonably satisfactory to the Administrative Agent and Regency.
     (e) The Regency Parties shall cooperate to reduce, as of the Option Closing, ETP’s (and if applicable, ETE’s) Stated Percentage (as defined in the ETP Guaranty Agreement) to 0%.

In furtherance of this obligation, if at any time after the Option Closing Regency becomes a Qualified Additional Guarantor (as defined in the MEP Credit Agreement), Regency shall promptly enter into a Credit Guaranty Agreement with a Stated Percentage thereunder of 49.9%, in form, scope and substance reasonably satisfactory to the Administrative Agent and Regency.
     5.9 Public Statements. The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to the Transaction Documents or the transactions contemplated thereby and none of ETE and its Affiliates on one hand nor the Regency Parties and their respective Affiliates on the other shall issue any such public announcement, statement or other disclosure without having first notified ETE on one hand or the Regency Parties on the other; provided, however, that any of ETE and its Affiliates, on one hand, and any of the Regency Parties and their respective Affiliates, on the other, may make any public disclosure without first so consulting with or notifying the other Party or Parties if such disclosing party believes that it is required to do so by Law or by any stock exchange listing requirement or trading agreement concerning the publicly traded securities of ETE or any of its Affiliates, on one hand, or the Regency Parties or any of their respective Affiliates, on the other.
     5.10 Common Units. ETE agrees to the imprinting, so long as the restrictions described in the legend are applicable, of the following legend on any certificates evidencing all or any portion of the Acquired Units:
     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF REGENCY ENERGY PARTNERS LP. THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF REGENCY ENERGY PARTNERS LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF REGENCY ENERGY PARTNERS LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE REGENCY ENERGY PARTNERS LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). REGENCY GP LP, THE GENERAL PARTNER OF REGENCY ENERGY PARTNERS LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF REGENCY ENERGY PARTNERS LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY

NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     5.11 Tax Matters.
     (a) Filing Tax Returns. (i) ETE will file or cause to be filed all Tax Returns of the Company, ETC III and ETC II that are required to be filed (after taking into account extensions) on or prior to the Closing Date and will prepare or cause to be prepared such Tax Returns in a manner consistent with past practice unless otherwise required by Law.
     (ii) Regency shall file or cause to be filed all Tax Returns of the Company and ETC III for all (A) taxable years ending on or prior to the Closing Date which are filed after the Closing Date, (B) taxable years beginning prior to the Closing Date and ending after the Closing Date, (C) taxable years beginning after the Closing Date. With respect to Tax Returns described in clauses (A) and (B) of the preceding sentence, Regency shall cause such Tax Returns to be prepared in a manner consistent with past practice unless otherwise required by Law.`
     (b) Cooperation. Each of the Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
     (c) Transfer Taxes. All transfer and other such Taxes and fees (including any penalties and interest) incurred in connection with the contribution of the Acquired Interests pursuant to this Agreement shall be paid equally by ETE (on the one hand) and Regency (on the other hand) when due.
     5.12 Books and Records; Financial Statements.
     (a) Regency shall provide ETE access to Regency’s books and records relating to the Regency Entities to the extent reasonably necessary to enable ETE to prepare financial statements of the Regency Entities and such other financial statements of ETE and its Affiliates in such forms and covering such periods as may be required by any applicable securities laws to be filed with the SEC by ETE as a result of the transactions contemplated by this Agreement. Regency shall use reasonable best efforts to cause the Audit Firm to provide any consent necessary to the filing of such financial statements with the SEC and to provide such customary representation letters as are necessary in connection therewith.
     (b) Regency hereby consents to the inclusion or incorporation by reference of the financial statements of the Regency Entities in any registration statement, report or other filing of ETE or any of its Affiliates as to which ETE or any of its Affiliates reasonably determines that such financial statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. Regency shall use reasonable best efforts to cause the Audit Firm to consent to the inclusion or incorporation by reference of its audit opinion with respect to any of the financial statements of the Regency Parties in any such registration statement, report or other filing of ETE or any of its Affiliates, and Regency shall cause representation letters, in form and substance reasonably satisfactory to the Audit Firm, to be executed and delivered to the Audit Firm in connection with obtaining any such consent from the Audit Firm.
     (c) Regency shall cooperate with ETE in connection with the preparation of any pro forma financial statements of ETE or any of its Affiliates that are derived in part from the financial statements of Regency that ETE or its Affiliates reasonably determines are required to be included or incorporated by reference in any registration statement, report or other filing of ETE or any of its Affiliates to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act.
     (d) Regency shall provide access to its books and records as may be reasonably necessary for ETE or any of its Affiliates, or any of their respective advisors or representatives, to conduct customary due diligence with respect to the financial statements of Regency in connection with any offering of securities by ETE or any of its Affiliates, or to enable an accounting firm to prepare and deliver a customary comfort letter with respect to financial information relating to Regency.
ARTICLE VI
CONDITIONS TO CLOSING
     6.1 Conditions to Obligations of Each Party. The respective obligation of each Party to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):
     (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed under the HSR Act or set forth on Schedule 6.1(a) shall have been obtained or made.
     (b) Governmental Restraints. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents and no Proceeding by any Governmental Authority with respect to the transactions contemplated by the Transaction Documents shall be pending that seeks to restrain, enjoin, prohibit or delay the transactions contemplated by the Transaction Documents.
     (c) Required Consents. The consents, approvals and waivers set forth on Schedule 6.1(c) shall have been obtained.
     (d) ETP Redemption Agreement Transactions. The Redemption and Exchange shall have been consummated pursuant to the terms of the ETP Redemption Agreement.
     (e) Credit Agreement. The Regency Credit Facility shall have been amended as set forth on Schedule 6.1(e) of the ETE Disclosure Schedule.

     6.2 Conditions to Obligations of Regency Parties. The obligation of the Regency Parties to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Regency Parties (in the Regency Parties’ sole discretion):
     (a) Representations and Warranties of ETE. The representations and warranties of ETE (i) in Article III (other than those contained in Sections 3.5 and 3.6) shall be true and correct in all respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), with only such failures to be so true and correct as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) in Sections 3.5 and 3.6 shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties contained therein made as of a specific date, which shall be true and correct in all material respects as of such specific date).
     (b) Performance. ETE shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by ETE on or prior to the Closing Date.
     (c) Conflicts Policy. The Board of Directors of LEGPLLC shall have adopted the Conflicts Policy.
     (d) Master Services Agreement. Regency shall have received a counterpart of the Master Services Agreement, duly executed by ETE and Services Co. (as defined in the Master Services Agreement).
     (e) Closing Certificate. The Regency Parties shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of ETE certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied
     (f) Closing Deliverables. ETE shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(b) and in the other Transaction Documents.
     6.3 Conditions to Obligations of ETE. The obligation of ETE to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by ETE (in ETE’s sole discretion):
     (a) Representations and Warranties of Regency Parties. The representations and warranties of the Regency Parties (i) in Article IV (other than those contained in Section 4.5) shall be true and correct in all respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), with only such failures to be so true and correct as had not had, and would not reasonably be expected to have, a Regency Material Adverse Effect and (ii) in Sections 4.5 shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties contained therein made as of a specific date, which shall be true and correct in all material respects as of such specific date).
     (b) Performance. The Regency Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Regency Parties on or prior to the Closing Date.
     (c) Regency GP Purchase Agreement. The Regency GP Purchase shall have been consummated pursuant to the terms of the Regency GP Purchase Agreement.
     (d) ETE Loan Documents Waiver. ETE shall have received waivers and/or amendments of the ETE Loan Documents related to the transactions contemplated hereby reasonably acceptable to ETE.
     (e) ETP Loan Documents Waiver. ETP shall have received waivers and/or amendments of the ETP Loan Documents related to the transactions contemplated hereby reasonably acceptable to ETE.
     (f) Master Services Agreement. ETE shall have received a counterpart of the Master Services Agreement, duly executed by Regency.
     (g) Closing Certificate. ETE shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Regency certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
     (h) Closing Deliverables. The Regency Parties shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(a) and in the other Transaction Documents.
ARTICLE VII
TERMINATION RIGHTS
     7.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:
     (a) By mutual written consent of the Parties;
     (b) By either ETE or the Regency Parties if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the transactions contemplated by this Agreement;
     (c) By either ETE or the Regency Parties in the event that the Closing has not occurred on or prior to June 9, 2010 (the “Termination Date”); provided, however, that (i) ETE may not terminate this Agreement pursuant to this Section 7.1(c) if such failure of the Closing to occur is due to the failure of ETE to perform and comply in all material respects with the covenants and agreements to be performed or complied with by ETE and (ii) the Regency Parties may not terminate this Agreement pursuant to this Section 7.1(c) if such failure of the Closing to occur is due to the failure of either Regency Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Regency Party;
     (d) By the Regency Parties if there shall have been a breach or inaccuracy of ETE’s representations and warranties in this Agreement or a failure by ETE to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 6.2(a) or Section 6.2(b), unless such failure is reasonably capable of being cured, and ETE is using all reasonable best efforts to cure such failure by the Termination Date; provided, however, that the Regency Parties may not terminate this Agreement pursuant to this Section 7.1(d) if (i) any of the Regency Parties’ representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 6.3(a) not to be satisfied or (ii) there has been, and continues to be, a failure by either Regency Party to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 6.3(b) not to be satisfied;
     (e) By ETE if there shall have been a breach or inaccuracy of the Regency Parties’ representations and warranties in this Agreement or a failure by either Regency Party to perform its covenants and agreements in this Agreement, in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 6.3(a) or Section 6.3(b), unless such failure is reasonably capable of being cured, and such Regency Party is using all reasonable best efforts to cure such failure by the Termination Date; provided, however, that ETE may not terminate this Agreement pursuant to this Section 7.1(e) if (i) any of ETE’s representations and warranties shall have become and continue to be untrue in a manner that would cause the condition set forth in Section 6.2(a) not to be satisfied or (ii) there has been, and continues to be, a failure by ETE to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 6.2(b) not to be satisfied;
     (f) By the ETE or Regency Parties if the ETP Redemption Agreement has been terminated pursuant to its terms; or
     (g) By ETE if the Regency GP Purchase Agreement has been terminated pursuant to its terms.
     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, all rights and obligations of the Parties under this Agreement shall terminate, except for the provisions of this Section 7.2, Article IX and Sections 5.7, 5.9, 10.1, 10.3, 10.7 and 10.8, the last sentence of Section 5.4(a) and the last sentence of Section 5.4(b); provided, however, that no termination of this Agreement shall relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for Fraud by such Party and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or Fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses. Except to the extent otherwise provided in the immediately preceding sentence, the Parties agree that, if this Agreement is terminated, the Parties shall have no liability to each other under or relating to this Agreement.

ARTICLE VIII
INDEMNIFICATION
     8.1 Indemnification by ETE. Subject to the terms of this Article VIII, from and after the Closing, ETE shall indemnify and hold harmless the Regency Parties and their respective partners, members, managers, directors, officers, employees, consultants and permitted assigns (collectively, the “Regency Indemnitees”), to the fullest extent permitted by Law, from and against any losses, claims, damages, liabilities and costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred, arising out of or relating to:
     (a) any breach of any of the representations or warranties (in each case, when made) of ETE contained in Article III or of the certification of a Responsible Officer of ETE delivered to the Regency Parties pursuant to Section 6.2(e);
     (b) any breach of any of the covenants or agreements of ETE contained in this Agreement;
     (c) any Taxes of the Company attributable to a Tax period or portion thereof that ends on or before the Closing Date (excluding Taxes that ETE is obligated to pay as set forth in Section 5.12(c)); and
     (d) the Excluded Items.
Notwithstanding the foregoing, for purposes of Section 8.1(a), the determination of whether there has been a breach of any representation or warranty of ETE related to ETC II contained in Section 3.16 shall be made as if such representation or warranty had been made as of the date of this Agreement and as of the Option Closing Date (and not as of the Closing Date).
     8.2 Indemnification by the Regency Parties. Subject to the terms of this Article VIII, from and after the Closing, the Regency Parties shall jointly and severally indemnify and hold harmless (x) ETE and its directors, officers, employees, consultants and permitted assigns and (y) (solely with respect to the matters described in Section 8.2(c) and (d)) ETP and its directors, officers, employees, consultants and permitted assigns (collectively, the “Energy Transfer Indemnitees” and, together with the Regency Indemnitees, the “Indemnitees”) to the fullest extent permitted by Law, from and against Losses incurred, arising out of or relating to:
     (a) any breach of any of the representations or warranties (in each case, when made) of the Regency Parties contained in this Agreement or of the certification of a Responsible Officer of Regency delivered to ETE pursuant to Section 6.3(g);
     (b) any breach of any of the covenants or agreements of the Regency Parties contained in this Agreement;
     (c) (i) the failure of ETC III or any successor or survivor of ETC III or any transferee of all or any portion of the ETC III MEP Interest to perform any and all of its existing and future obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary under the Company LLC Agreement following the Closing and (ii) the failure of ETC II or any successor or survivor of ETC II or any transferee of all or any portion of the ETC

II MEP Interest to perform any and all of its existing and future obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary under the Company LLC Agreement following the Option Closing;
     (d) any obligations of ETE or ETP to guaranty the payment of any indebtedness of the Company or the performance by the Company of any Contract relating to such indebtedness; and
     (e) any Taxes of the Regency Parties attributable to a Tax period or portion thereof that ends on or before the Closing Date (excluding Taxes that Regency is obligated to pay as set forth in Section 5.12(c)).
     8.3 Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Article VIII or elsewhere in this Agreement, the following terms shall apply to any claim for monetary damages arising out of this Agreement or related to the transactions contemplated hereby:
     (a) De Minimis. No indemnifying party (an “Indemnifying Party”) will have any liability under this Article VIII in respect of any individual claim involving Losses arising under Section 8.1(a) or Section 8.2(a) to any single Regency Indemnitee or Energy Transfer Indemnitee, as applicable, of less than $125,000 (each, a “De Minimis Claim”). Notwithstanding the forgoing, this Section 8.3(a) shall not apply to Losses arising from any breach or inaccuracy of the representations or warranties set forth in Section 3.16 or Section 4.15.
     (b) Deductible.
     (i) ETE will not have any liability under Section 8.1(a) unless and until the Regency Indemnitees have suffered Losses in excess of $6,000,000 in the aggregate (the “Deductible”) arising from Claims under Section 8.1(a) that are not De Minimis Claims and then recoverable Losses claimed under Section 8.1(a) shall be limited to those that exceed the Deductible.
     (ii) The Regency Parties will not have any liability under Section 8.2(a) unless and until the Energy Transfer Indemnitees have suffered Losses in excess of the Deductible arising from Claims under Section 8.2(a) that are not De Minimis Claims and then recoverable Losses claimed under Section 8.2(a) shall be limited to those that exceed the Deductible.
     (c) Cap.
     (i) ETE’s aggregate liability under this Agreement and from the transactions contemplated hereby shall not exceed $90,000,000 (the “Cap”); provided that the limitation set forth in this Section 8.3(c)(i) shall not apply to Losses arising out of or relating to: (A) any breach or inaccuracy of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 3.16 or 3.18, (B) any breach of any covenants or agreements of ETE set forth in this Agreement or (C) the matters described in Section 8.1(c) and Section 8.1(d); provided further that, notwithstanding anything in this Section

8.1(c) to the contrary, ETE’s aggregate liability under this Agreement and from the transactions contemplated hereby shall not exceed $598,800,000 (the “Aggregate Cap”).
     (ii) The Regency Parties’ aggregate liability under this Agreement and from the transactions contemplated hereby shall not exceed the Cap; provided that the limitation set forth in this Section 8.3(c)(ii) shall not apply to Losses arising out of or relating to: (A) any breach or inaccuracy of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.14 or 4.16, (B) any breach of any covenants or agreements of the Regency Parties set forth in this Agreement that by their terms are to be performed after the Closing Date or (C) the matters described in Section 8.2(c), Section 8.2(d) and Section 8.2(e); provided further that, notwithstanding anything in this Section 8.1(c) to the contrary, the Regency Parties’ aggregate liability under this Agreement and from the transactions contemplated hereby shall not exceed the Aggregate Cap.
     (d) Survival; Claims Period.
     (i) The representations, warranties, covenants and agreements of the Parties under this Agreement shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the one-year anniversary of the Closing Date (the “Expiration Date”); provided that (A) the representations and warranties set forth in Sections 3.1 (Organization; Qualification), 3.2 (Authority; Enforceability), 3.3 (Non-Contravention), 3.4 (Governmental Approvals), 3.5 (Capitalization), 3.6 (Ownership of Acquired Interests), 3.18 (Brokers’ Fee), 3.22 (Matters Relating to Acquisition of the Acquired Units), 4.1 (Organization; Qualification), 4.2 (Authority; Enforceability; Valid Issuance), 4.3 (Non-Contravention), 4.4 (Governmental Approvals), 4.5 (Capitalization), 4.17 (Brokers’ Fee) and 4.20 (Matters Relating to Acquisition of Acquired Interests) shall survive indefinitely, (B) the representations and warranties set forth in Sections 3.10(d) (Financial Statements), and 3.17 (Employee Benefits) to the extent such representations and warranties relate to ETC II or the ETC II MEP Interest shall continue in full force and effect until the one-year anniversary of the Option Closing Date (which shall be deemed to be the Expiration Date with respect to such representations and warranties), (C) the representations and warranties set forth in Section 3.16 (Taxes) and Section 4.15 (Taxes) shall survive the execution and delivery of this Agreement and shall continue in full force and effect until ninety (90) days after the expiration of the applicable statute of limitations (which shall be deemed to be the Expiration Date with respect to such representations and warranties) and (D) any covenants or agreements contained in this Agreement that by their terms are to be performed after the Closing Date shall survive until fully discharged.
     (ii) No action for a breach of any representation or warranty contained herein (other than representations or warranties that survive indefinitely pursuant to Section 8.3(d)(i)) shall be brought after the Expiration Date, except for claims of which a Party has received a Claim Notice setting forth in reasonable detail the claimed misrepresentation or breach of warranty with reasonable detail, prior to the Expiration Date.

     (e) Calculation of Losses. In calculating amounts payable to any Energy Transfer Indemnitee or Regency Indemnitee (each such person, an “Indemnified Party”) for a claim for indemnification hereunder, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant or agreement and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses and (ii) any prior or subsequent actual recovery by the Indemnified Party from any Person with respect to such Losses.
     (f) Waiver of Certain Damages. Notwithstanding any other provision of this Agreement, in no event shall any Party be liable for punitive, special, indirect, consequential, remote, speculative or lost profits damages of any kind or nature, regardless of the form of action through which such damages are sought, except (i) for any such damages recovered by any third party against an Indemnified Party in respect of which such Indemnified Party would otherwise be entitled to indemnification pursuant to the terms hereof and (ii) in the case of consequential damages, (A) to the extent an Indemnified Party is required to pay consequential damages to an unrelated third party and (B) to the extent of consequential damages to an Indemnified Party arising from fraud or willful misconduct.
     (g) Sole and Exclusive Remedy. Except for the assertion of any claim based on fraud or willful misconduct, the remedies provided in this Article VIII shall be the sole and exclusive legal remedies of the Parties, from and after the Closing, with respect to this Agreement and the transactions contemplated hereby.
     8.4 Indemnification Procedures.
     (a) Each Indemnitee agrees that promptly after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article VIII, such Indemnitee must assert its claim for indemnification under this Article VIII (each, a “Claim”) by providing a written notice (a “Claim Notice”) to the Indemnifying Party allegedly required to provide indemnification protection under this Article VIII specifying, in reasonable detail, the nature and basis for such Claim (e.g., the underlying representation, warranty, covenant or agreement alleged to have been breached). Notwithstanding the foregoing, an Indemnitee’s failure to send or delay in sending a third party Claim Notice will not relieve the Indemnifying Party from liability hereunder with respect to such Claim except to the extent the Indemnifying Party is prejudiced by such failure or delay and except as is otherwise provided herein, including in Section 8.3(e).
     (b) In the event of the assertion of any third party Claim for which, by the terms hereof, an Indemnifying Party is obligated to indemnify an Indemnitee, the Indemnifying Party will have the right, at such Indemnifying Party’s expense, to assume the defense of same including the appointment and selection of counsel on behalf of the Indemnitee so long as such counsel is reasonably acceptable to the Indemnitee. If the Indemnifying Party elects to assume the defense of any such third party Claim, it shall within 30 days of its receipt of the Claim Notice notify the Indemnitee in writing of its intent to do so. The Indemnifying Party will have the right to settle or compromise or take any corrective or remediation action with respect to any such Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying

Party. The Indemnitee will be entitled, at its own cost, to participate with the Indemnifying Party in the defense of any such Claim. If the Indemnifying Party assumes the defense of any such third-party Claim but fails to diligently prosecute such Claim, or if the Indemnifying Party does not assume the defense of any such Claim, the Indemnitee may assume control of such defense and in the event it is determined pursuant to the procedures set forth in Article IX that the Claim was a matter for which the Indemnifying Party is required to provide indemnification under the terms of this Article VIII, the Indemnifying Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses). Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of the third-party Claim ( but will be entitled at its own cost to participate with the Indemnified Party in the defense of any such Claim) if the potential Losses under the third-party Claim could reasonably and in good faith be expected to exceed, in the aggregate when combined with all claims previously made by the Indemnified Party to the Indemnifying Party under this Article VIII, the maximum amount for which the Indemnifying Party may be liable pursuant to Section 8.3(c); provided, however, that to the extent the Parties are not in agreement with respect to the calculation of potential Losses, the Indemnifying Party shall have the right to assume the defense of the third-party Claim in accordance herewith until the Parties have agreed or a final non-appealable judgment has been entered into, with respect to the determination of the potential Losses.
     (c) Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree, in each case, that subjects the Indemnitee to any criminal liability, requires an admission of guilt, wrongdoing or fault on the part of the Indemnitee or imposes any continuing obligation on or requires any payment from the Indemnitee without the Indemnitee’s prior written consent.
     8.5 No Reliance.
     (a) THE REPRESENTATIONS AND WARRANTIES OF ETE CONTAINED IN ARTICLE III CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF ETE TO THE REGENCY PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE REPRESENTATIONS OF THE REGENCY PARTIES CONTAINED IN ARTICLE IV CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE REGENCY PARTIES TO ETE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTY OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTY OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, EACH PARTY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES).
     (b) Except as provided in Sections 7.2, 8.1 and 8.2, no Party nor any Affiliate of a Party shall assert or threaten, and each Party hereby waives and shall cause such Affiliates to waive, any claim or other method of recovery, in contract, in tort or under applicable Law, against any Person that is not a Party (or a successor to a Party) relating to the transactions contemplated by this Agreement.
ARTICLE IX
GOVERNING LAW AND CONSENT TO JURISDICTION
     9.1 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
     9.2 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Delaware Court of Chancery, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Delaware Court of Chancery, or (ii) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     9.3 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

ARTICLE X
GENERAL PROVISIONS
     10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.
     10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     10.3 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to ETE to:
Energy Transfer Equity, L.P.
3738 Oak Lawn
Dallas, TX 75219
Attention: General Counsel
If to the Regency Parties to:
Regency GP LLC
2001 Bryan Street, Suite 3700
Dallas, TX 75201
Attention: Chief Legal Officer
     10.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.
     10.5 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and assigns. Except as provided in Sections 5.8(b), 5.8(c), 5.8(d), 5.8(e), 8.1 and 8.2, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.
     10.6 Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement, this Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.
     10.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     10.8 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
     10.9 Disclosure Schedules. The inclusion of any information (including dollar amounts) in any section of the ETE Disclosure Schedule or the Regency Disclosure Schedule shall not be deemed to be an admission or acknowledgment by a Party that such information is required to be listed on such section of the ETE Disclosure Schedule or the Regency Disclosure Schedule or is material to or outside the ordinary course of the business of such Party or the Person to which such disclosure relates. The information contained in this Agreement, the Exhibits and the Schedules is disclosed solely for purposes of this Agreement, and no information contained in this Agreement, the Exhibits or the Schedules shall be deemed to be an admission by any Party to any third Person of any matter whatsoever (including any violation of a legal requirement or breach of contract). The disclosure contained in one disclosure schedule contained in the ETE Disclosure Schedule or Regency Disclosure Schedule may be incorporated by reference into any other disclosure schedule contained therein, and shall be deemed to have been so incorporated into any other disclosure schedule so long as it is readily apparent that the disclosure is applicable to such other disclosure schedule.
     10.10 Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
[Signature page follows]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC,
its general partner

By:

John W. McReynolds,
President and Chief Financial Officer

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:

Byron R. Kelley,
Chairman, President and Chief Executive Officer

REGENCY MIDCONTINENT EXPRESS LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:

Byron R. Kelley,
Chairman, President and Chief Executive Officer
Signature Page to
Contribution Agreement

EXHIBIT A
DEFINITIONS
     “Acceptable Credit Support” with respect to any Capital Contribution (as defined in the Company LLC Agreement) committed to by ETC III or ETC II in accordance with Section 5.8(b) or (c), shall mean any of the following, in each case upon terms and conditions, and pursuant to documentation in form and substance reasonably satisfactory to ETE: (a) cash or Cash Equivalents in an amount equal to ETC III’s or ETC II’s obligations in respect of such Capital Contribution, to be held in a segregated deposit account and/or securities account with an Acceptable Bank, which accounts are subject to a first priority perfected security interest in favor of, at the election of ETE, ETE or ETP; (b) an Acceptable Letter of Credit, in a face amount equal to ETC III’s or ETC II’s obligations in respect of such Capital Contribution on the date Acceptable Credit Support is to be provided pursuant to Sections 5.8(b) or (c); or (c) guaranty of the Regency Parties’ obligations under Section 8.2(c) with respect to ETC III’s or ETC II’s obligations in respect of such Capital Contribution provided by an Affiliate of Regency that has a senior unsecured long-term debt rating of BBB- or better from S&P and Baa3 or better from Moody’s.
     “Acceptable Bank” shall mean a commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $250,000,000 and having a senior unsecured long-term debt rating of A- or better from S&P or A3 or better from Moody’s.
     “Acceptable Letter of Credit” means an irrevocable standby letter of credit reasonably acceptable to ETE and ETP, issued by an Acceptable Bank and drawable in New York, New York or Dallas, Texas.
     “Accounting Firm” is defined in Section 2.5(c).
     “Actual Preceding Quarter Distribution Amount” is defined in Section 2.6(d).
     “Acquired Interests” is defined in the recitals to this Agreement.
     “Acquired ETC II Interest” is defined in the recitals to this Agreement.
     “Acquired ETC III Interest” is defined in the recitals to this Agreement.
     “Acquired Units” is defined in Section 2.2.
     “Actual Preceding Quarter Distribution Amount” is defined in Section 2.6(e).
     “Actual Pro Rata Closing Quarter Distribution Amount” is defined in Section 2.6(f).
     “Administrative Agent” is defined in the MEP Credit Agreement.
     “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person

Exhibit A-1

shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
     “Aggregate Cap” is defined in Section 8.3(c)(i).
     “Agreement” is defined in the preamble to this Agreement.
     “Assignment of Interest” is defined in Section 2.4(a)(iv).
     “Audit Firm” means the independent accounting firm regularly engaged by Regency to review its quarterly financial statements and provide an audit report with respect to their annual financial statements.
     “Board Member” has the meaning assigned to such term in the Company LLC Agreement.
     “Budget” has the meaning assigned to such term in the Company LLC Agreement.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
     “Cap” is defined in Section 8.3(c).
     “Claim” is defined in Section 8.4(a).
     “Claim Notice” is defined in Section 8.4(a).
     “Closing” is defined in Section 2.3.
     “Closing Date” is defined in Section 2.3.
     “Closing Date Long-Term Debt” is defined in Section 2.5(a)(iii).
     “Closing Date Net Working Capital” is defined in Section 2.5(a)(i).
     “Closing Quarter” is defined in Section 2.6(a).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” is defined in the recitals to this Agreement.
     “Company Credit Agreement” means that certain Credit Agreement, dated as of February 28, 2008, among the Company, the Royal Bank of Scotland plc, as Administrative Agent, and the lenders party thereto.
     “Company Credit Facility” means the $1,400,000,000 credit facility of the Company established pursuant to the Company Credit Agreement.

Exhibit A-2

     “Company Financial Statements” are defined in Section 3.10(a).
     “Company Guarantee Agreement” is defined in Section 2.4(a)(ii).
     “Company LLC Agreement” is defined in the recitals to this Agreement.
     “Company Material Adverse Effect” means any Material Adverse Effect in respect of the Company.
     “Company Material Contract” is defined in Section 3.13(b).
     “Company Policies” is defined in Section 3.21.
     “Confidentiality Agreement” means that certain Confidentiality Agreement, dated March 10, 2010, among ETE, ETP and Regency.
     “Conflicts Policy” means the Statement of Policies Relating to Potential Conflicts between Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and Regency Energy Partners, in substantially the form attached hereto as Exhibit G.
     “Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement.
     “Contribution Value” is defined in Section 2.2.
     “Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.
     “Credit Guarantee Agreement” is defined in Section 2.4(a)(iii).
     “Creditors’ Rights” is defined in Section 3.2(b).
     “Creditworthy Affiliate” has the meaning assigned to such term in the Company LLC Agreement.
     “Deductible” is defined in Section 8.3(b)(i).
     “Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
     “De Minimis Claim” is defined in Section 8.3(a).
     “Disclosure Schedule” means (i) with respect to ETE, the ETE Disclosure Schedule, and (ii) with respect to the Regency Parties, the Regency Disclosure Schedule.

Exhibit A-3

     “Energy Transfer Indemnitees” is defined in Section 8.2.
     “Environmental Laws” means any and all Laws pertaining to the prevention of pollution, the protection of human health (including worker health and safety) and the environment (including ambient air, surface water, ground water, land, surface or subsurface strata and natural resources) and the investigation, removal and remediation of contamination.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b),(c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to section 4001(a)(14) of ERISA.
     “Estimated Adjustment Statement” is defined in Section 2.5(b).
     “Estimated Closing Date Balance Sheet” is defined in Section 2.5(b).
     “Estimated Closing Date Long-Term Debt” is defined in Section 2.5(b).
     “Estimated Unit Contribution Consideration” is defined in Section 2.5(b).
     “Estimated Contribution Value” is defined in Section 2.5(b).
     “Estimated Net Working Capital” is defined in Section 2.5(b).
     “Estimated Preceding Quarter Distribution Amount” is defined in Section 2.6(a).
     “Estimated Pro Rata Closing Quarter Distribution Amount” is defined in Section 2.6(a)
     “Estimated Pre-Closing Capex Amount” is defined in Section 2.5(b).
     “ETC” is defined in the preamble to this Agreement.
     “ETC II” is defined in the recitals to this Agreement.
     “ETC II LLC Agreement” means the limited liability company agreement of ETC II, dated April 12, 2010.
     “ETC II MEP Interest” is defined in the recitals to this Agreement.
     “ETC III” is defined in the recitals to this Agreement.
     “ETC III LLC Agreement” means the limited liability company agreement of ETC III, dated April 12, 2010.
     “ETC III MEP Interest” is defined in the recitals to this Agreement.

Exhibit A-4

     “ETC Consideration Interests” is defined in the recitals to this Agreement.
     “ETE” is defined in the preamble to this Agreement.
     “ETE Adjustment Payment” is defined in Section 2.5(d).
     “ETE Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 13, 2006, by and among ETE, Wachovia, Bank National Association, as Administrative Agent and the lenders party thereto.
     “ETE Disclosure Schedule” means the disclosure schedule to this Agreement prepared by ETE and delivered to the Regency Parties on the Execution Date.
     “ETE Loan Documents” means the “Loan Documents” as defined in the ETE Credit Agreement.
     “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.
     “ETP Guaranty Agreement” means that certain Guaranty Agreement, dated as of February 29, 2008, between ETP and The Royal Bank of Scotland plc, as the administrative agent, as amended by that certain First Amendment to Guaranty Agreement, dated as of November 6, 2009, between ETP and The Royal Bank of Scotland plc, as the administrative agent.
     “ETP Redemption Agreement” is defined in the recitals to this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Execution Date” is defined in the preamble to this Agreement.
     “Excluded Items” means the matters described on Exhibit F attached hereto.
     “Expiration Date” is defined in Section 8.3(e)(i).
     “FERC” means the Federal Energy Regulatory Commission of the United States of America.
     “Final Adjustment Statement” is defined in Section 2.5(c).
     “Final Closing Date Balance Sheet” is defined in Section 2.5(c).
     “Final Pre-Closing Capex Amount” is defined in Section 2.5(c).
     “Final Purchase Price Adjustment Amount” is defined in Section 2.5(c).
     “Fraud” means actual fraud involving a knowing and intentional misrepresentation of a material fact.

Exhibit A-5

     “GAAP” means generally accepted accounting principles in the United States of America.
     “GE Investor” is defined in the preamble to this Agreement.
     “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
     “Hazardous Substances” means each substance, waste or material regulated, defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; provided that the term Hazardous Substances shall be deemed not to include petroleum, petroleum products, natural gas or natural gas liquids while they are secured in containers or vessels that are in good condition and compliant with applicable Environmental Laws.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Incentive Distribution Rights” has the meaning ascribed to such term in the Regency Partnership Agreement.
     “Indemnified Party” is defined in Section 8.3(f).
     “Indemnifying Party” is defined in Section 8.3(a).
     “Indemnitees” is defined in Section 8.2.
     “Intellectual Property” means patents, trademarks, copyrights, and trade secrets.
     “Interim Financial Statements” is defined in Section 3.10(a).
     “Knowledge” means (a) with respect to ETE, the actual knowledge of John McReynolds Sonia Aube, Kelcy Warren, Martin Salinas and Tom Mason and (b) with respect to the Regency Parties, the actual knowledge of Christopher Rozzell and Stephen Arata.
     “Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.
     “LEGPLLC” means LE, G.P., LLC, a Delaware limited liability company and the sole general partner of ETE.
     “Lien” means, with respect to any property or asset, (i) any mortgage, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset, and (ii) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to real or personal property (whether or not of record).

Exhibit A-6

     “Long-Term Debt” mean all long-term debt, determined in accordance with GAAP as applied consistent with the Company’s past practices (including its preparation of the Financial Statements).
     “Long-Term Debt Threshold” is defined in Section 2.5(a)(iii).
     “Losses” is defined in Section 8.1.
     “Master Services Agreement” means the Master Services Agreement in substantially the form attached hereto as Exhibit H.
     “Material Adverse Effect” means, with respect to any Person, any change, event or development that is materially adverse to the business, financial condition, or operations of such Person and its Subsidiaries, taken as a whole; provided, however, that, a Material Adverse Effect shall not be deemed to have occurred as a result of any of the following changes, events or developments (either alone or in combination): (a) any change in general economic, political or business conditions (including any effects on the economy arising as a result of acts of terrorism); (b) any change in oil or natural gas commodity prices; (c) any change affecting the natural gas transportation industry generally but which does not have a materially disproportionate impact on the business of such Person and its Subsidiaries; (d) any change in accounting requirements or principles imposed by GAAP or any change in Law after the Execution Date but which does not, in each case, have a materially disproportionate impact on the business of such Person and its Subsidiaries; or (e) any change resulting from the execution of this Agreement or the announcement of the transactions contemplated hereby.
     “MEP Credit Agreement” means the Credit Agreement dated as of February 29, 2008, by and among the Company, The Royal Bank of Scotland plc, as Administrative Agent and the lenders party thereto, as amended.
     “MEP Expansion Project” is defined as capital projects to increase Zone 1 capacity from 1,432,500 Dth/d to 1,832,500 Dth/d and Zone 2 from 1,000,000 Dth/d to 1,200,000 Dth/d.
     “MEP Interest” is defined in the recitals to this Agreement.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
     “Net Working Capital” means (a) total current assets minus (b) total current liabilities, all as determined in accordance with GAAP as applied consistently with the Company’s past practices (including its preparation of the Company Financial Statements).
     “Net Working Capital Threshold” is defined in Section 2.5(a)(i).
     “Objection Notice” is defined in Section 2.5(c).
     “Operating Subsidiaries” means Regency Gas Services LP, a Delaware limited partnership and all other Subsidiaries of Regency.

Exhibit A-7

     “Option Assignment Agreement” is defined in Section 2.4(a)(v).
     “Option Closing” means the closing of the transactions contemplated by the Option Agreement.
     “Option Closing Date” is defined in the recitals to this Agreement.
     “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto (including, in the case of the Company, the Company LLC Agreement).
     “Party” and “Parties” are defined in the preamble of this Agreement.
     “Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities.
     “Permitted Liens” means, with respect to any Person, (a) statutory Liens for current Taxes applicable to the assets of such Person or assessments not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairmens’, landlords’ and other similar liens arising or incurred in the ordinary course of business of such Person relating to obligations as to which there is no default on the part of such Person, (c) Liens as may have arisen in the ordinary course of business of such Person, none of which are material to the ownership, use or operation of the assets of such Person; (d) any state of facts that an accurate on the ground survey of any real property of such Person would show, and any easements, rights-of-way, restrictions, restrictive covenants, rights, leases, and other encumbrances on title to real or personal property filed of record, in each case that do not materially detract from the value of or materially interfere with the use and operation of any of the assets of such Person; (e) statutory Liens for obligations that are not delinquent, (f) Liens encumbering the fee interest of those tracts of real property encumbered by Rights-of-Way, (g) legal highways, zoning and building laws, ordinances and regulations, that do not materially detract from the value of or materially interfere with the use of the assets of such Person in the ordinary course of business and (h) any Liens with respect to assets of such Person, which, together with all other Liens, do not materially detract from the value of such Person or materially interfere with the present use of the assets owned by such Person or the conduct of the business of such Person.
     “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
     “Preceding Quarter is defined in Section 2.6(a).

Exhibit A-8

     “Pre-Closing Capex Amount” means the aggregate amount of capital expenditures, as defined in accordance with GAAP (whether funded through capital contributions, debt incurrence, cash on hand or otherwise), made by the Company from and after January 1, 2010 through the Closing.
     “Proceeding” means any civil, criminal or administrative actions, suits, investigations or other proceedings.
     “Purchase Price Adjustment Amount” is defined in Section 2.5(a).
     “Record Date” means the close of business on the date specified by Regency as the record date for any quarterly distribution of cash in respect of the Regency Common Units.
     “Redemption and Exchange” is defined in the recitals to this Agreement.
     “Regency” is defined in the preamble to this Agreement.
     “Regency Adjustment Payment” is defined in Section 2.5(d).
     “Regency Benefit Plans” is defined in Section 4.15(a)(ii).
     “Regency Common Unit” means a common unit representing a limited partner interest in Regency.
     “Regency Credit Facility” means the Fifth Amended and Restated Credit Agreement dated as of March 4, 2010, by and among Regency, Wachovia Bank, National Association as Administrative Agent and the lenders party thereto, as amended from time.
     “Regency Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Regency Parties and delivered to ETE on the Execution Date.
     “Regency Entities” means Regency, RGPLP, RGPLLC and the Operating Subsidiaries, collectively.
     “Regency Financial Statements” is defined in Section 4.9(c).
     “Regency GP Interest” is defined in Section 4.5(e).
     “Regency GP LP Interests” is defined in Section 4.5(e).
     “Regency GP Purchase” is defined in the recitals to this Agreement.
     “Regency GP Purchase Agreement” is defined in the recitals to this Agreement.
     “Regency Indemnitees” is defined in Section 8.1.
     “Regency Material Adverse Effect” means any Material Adverse Effect in respect of Regency.

Exhibit A-9

     “Regency Material Contracts” is defined in Section 4.12(b).
     “Regency Parties” is defined in the preamble to this Agreement.
     “Regency Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP, dated as of February 3, 2006, between RGPLP, as the General Partner, and Seller, as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties thereto as provided therein, as amended.
     “Regency SEC Documents” is defined in Section 4.9(a).
     “Regency Series A Units” is defined in Section 4.5(a).
     “Regency SPV” is defined in the preamble to this Agreement.
     “Registration Rights Agreement” is defined in Section 2.4(a)(v).
     “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
     “Representatives” is defined in Section 5.4(a).
     “Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.
     “Review Period” is defined in Section 2.5(c).
     “RGPLLC” is defined in the recitals to this Agreement.
     “RGPLP” is defined in the recitals to this Agreement.
     “Rights-of-Way” means easements, rights-of-way and similar real estate interests.
     “RIGS JV” means RIGS Haynesville Partnership Co., a Delaware general partnership.
     “RIGS JV Agreement” means the Second Amended and Restated General Partnership Agreement of RIGS JV, dated as of December 18, 2009, as amended.
     “SEC” is defined in Section 4.9(a).
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

Exhibit A-10

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the Voting Interests are at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that for purposes of this Agreement, RIGS JV and any of its Subsidiaries shall be deemed to be Subsidiaries of Regency.
     “Tax” means any tax, charge, fee, levy, penalty or other assessment imposed by any United States federal, state, local or foreign taxing authority or any other taxing authority, including any excise, real and personal property (tangible and intangible), income, sales, transfer, margin, franchise, payroll, withholding, social security or other tax, including any interest, penalties or additions attributable thereto.
     “Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any taxing authority or any Person with respect to Taxes and including any supplement or amendment thereof.
     “Termination Date” is defined in Section 7.1(c).
     “Transaction Documents” means this Agreement, the Company Guarantee Agreement, the Credit Guarantee Agreement, the Assignment of Interest and the Option Agreement.
     “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
     “Unit Contribution Consideration” is defined in Section 2.2.
     “Voting Interests” of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

Exhibit A-11

EXHIBIT B
FORM OF OPTION AGREEMENT

FINAL FORM
OPTION AGREEMENT
BY AND AMONG
ENERGY TRANSFER PARTNERS, L.P.,
AND
ENERGY TRANSFER EQUITY, L.P.
[                    ], 2010

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND INTERPRETATIONS
1.1 Definitions	1
1.2 Interpretations	1

ARTICLE II
THE OPTION
2.1 The Option	2
2.2 Option Exercise; Termination	2
2.3 Consideration for ETC II Interest	2
2.4 Option Price Determination	2
2.5 Time and Place of Closing	4
2.6 Closing Deliveries	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ETP
3.1 Organization; Qualification	4
3.2 Non-Contravention	5
3.3 Authority; Enforceability	5
3.4 Capitalization	5
3.5 Ownership of ETC II Interest	6

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
4.1 Organization; Qualification	6
4.2 Authority; Enforceability	6
4.3 Non-Contravention	6
4.4 Matters Relating to Acquisition of the ETC II Interest	7

ARTICLE V
CONDITIONS TO CLOSING
5.1 Conditions to Obligations of Each Party	7
5.2 Conditions to Obligations of the Holder	8
5.3 Conditions to Obligations of ETP	8

ARTICLE VI
ADDITIONAL AGREEMENTS
6.1 Governmental Approvals	8
6.2 Activities of ETC II	9
ARTICLE VII
GOVERNING LAW AND CONSENT TO JURISDICTION
7.1 Governing Law	9
7.2 Consent to Jurisdiction	9

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ARTICLE VIII
GENERAL PROVISIONS
8.1 Amendment and Modification	10
8.2 Waiver of Compliance; Consents	10
8.3 Notices	10
8.4 Assignment	11
8.5 Third Party Beneficiaries	11
8.6 Entire Agreement	11
8.7 Severability	11
8.8 Representation by Counsel	11
8.9 Facsimiles; Counterparts	11

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OPTION AGREEMENT
     This OPTION AGREEMENT (this “Agreement”), dated as of [                    ], 2010 (the “Execution Date”), is made and entered into by and among Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”) and Energy Transfer Equity, L.P., a Delaware limited partnership (the “Holder”).
     Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”
R E C I T A L S
     WHEREAS, reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement dated as of March 1, 2007 (the “Company LLC Agreement”), of Midcontinent Express Pipeline, LLC, a Delaware limited liability company (the “Company”), by and between Kinder Morgan Operating Limited Partnership “A” and ETC Midcontinent Express Pipeline, L.L.C.;
     WHEREAS, ETC Midcontinent Express Pipeline II, L.L.C., a Delaware limited liability company and indirect wholly owned subsidiary of ETP (“ETC II”), owns a 0.1% membership interest in the Company (the “ETC II MEP Interest”);
     WHEREAS, ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company and indirect wholly owned subsidiary of ETP (“ETC”), owns a 100% membership interest in ETC II (the “ETC II Interest”); and
     WHEREAS, subject to the terms and conditions set forth herein, ETP desires to grant the Holder the right to require ETP to cause the ETC II Interest to be sold, assigned, transferred and delivered to the Holder in exchange for the consideration set forth herein;
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
     1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.
     1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s

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successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
ARTICLE II
THE OPTION
     2.1 The Option. ETP hereby grants to the Holder the right and option to cause ETP to, or to cause ETC to, sell, assign, transfer and deliver, on the terms and conditions hereinafter set forth, all, but not less than all, of the ETC II Interest (the “Option”). If the Option is exercised in accordance with Section 2.2, ETP shall, in accordance with the terms of this Agreement, cause the ETC II Interest to be sold, assigned, transferred and delivered to the Holder.
     2.2 Option Exercise; Termination.
     (a) The Holder shall have the right to exercise the Option on the Option Date. In order to exercise the Option, the Holder must provide written notice (the “Exercise Notice”) of its intent to exercise the Option to ETP at least 60 days prior to the Option Date. At any time prior to the Closing the Holder may, by providing written notice to ETP, withdraw its Exercise Notice.
     (b) If not properly exercised pursuant to Section 2.2(a), the Option and this Agreement shall automatically terminate on the Option Date, without any action by any Person.
     2.3 Consideration for ETC II Interest. The consideration to be delivered by the Holder to ETP in exchange for the sale, assignment, transfer and delivery of the ETC II Interest to the Holder shall consist of cash in an amount equal to the Option Price.
     2.4 Option Price Determination.
     (a) If the Holder elects to exercise the Option by delivering the Exercise Notice in accordance with Section 2.2(a), then, not later than 10 Business Days prior to the Option Date, either ETP or, if the Holder has assigned its rights and obligations under this Agreement to Regency Energy Partners LP (“Regency”) or any of its wholly owned subsidiaries in accordance

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with Section 8.4 (such entity, the “Preparing Party”), shall prepare and deliver to the other Party (the “Non-Preparing Party”) a statement setting forth the Preparing Party’s determination of the Option Price (the “Initial Option Price Determination”).
     (b) After the delivery of the Exercise Notice, each Party shall provide to the other such documentation and other data and, during normal business hours, access to such Party’s officers, employees, agents and other personnel as is reasonably necessary to enable each Party to make a determination of the Option Price. The Non-Preparing Party shall have the right, following the Non-Preparing Party’s receipt of the Initial Option Price Determination to object thereto by delivering written notice to the Preparing Party no later than three Business Days before the Closing Date. If the Preparing Party does not receive written notice of such an objection within such 10-Business Day period, then the Initial Option Price Determination shall be the final Option Price and each Party shall be deemed to have waived all rights to object to such Option Price. If the Non-Preparing Party timely objects to the Initial Option Price Determination, then the Parties shall attempt in good faith to resolve their differences; provided that if the Parties are unable to resolve any such dispute prior to the Closing Date, then the Initial Option Price Determination shall control for purposes of all payments to be made at Closing. To the extent the Parties resolve their differences prior to the Closing, then the Parties shall jointly agree on a revised Option Price which shall be deemed to be the final Option Price for all purposes of this Agreement. The Option Price that controls for purposes of the payment to be made at Closing is referred to as the “Option Price Amount.”
     (c) In the event that the Parties are unable to resolve a dispute regarding the Option Price prior to the Closing Date in accordance with Section 2.4(b), then, promptly following the Closing Date, the Parties shall refer the dispute to PriceWaterhouseCoopers, or if PriceWaterhouseCoopers is unable or unwilling to perform its obligations under this Section 2.4(b), such other nationally-recognized independent accounting firm as is mutually agreed on by the Parties (the “Appraiser”). Each Party shall deliver simultaneously to the Appraiser such Party’s determination of the Option Price and such work papers, invoices and other reports and information relating to such determination as the Appraiser may request from time to time. Each Party shall be afforded the opportunity to discuss the dispute with the Appraiser. The Appraiser shall act as an expert (and not as an arbitrator) for the limited purpose of determining the specific disputed matters necessary for the Appraiser to make a determination of the Option Price. The Appraiser may not award damages or penalties and shall not have authority to address matters not necessary to the determination of the Option Price. The Appraiser’s determination of the Option Price shall be made within 30 days after submission of the dispute and shall be final and binding on all Parties, without right of appeal. In determining the proper amount of the Option Price, the Appraiser shall not determine an Option Price higher than the Initial Option Price Determination nor lower than the Option Price determined by the Non-Preparing Party. Each Party shall bear its own legal fees and other costs of presenting its case to the Appraiser. Each Party shall bear one-half of the costs and expenses of the Appraiser incurred in resolving such dispute. Within ten days after the Appraiser finally determines the actual Option Price if: (A) the Initial Option Price Determination exceeds the Option Price determined by the Appraiser, the Preparing Party shall wire transfer in immediately available funds, to an account designated by the Non-Preparing Party, an amount equal to such excess and (B) the Option Price determined by the Appraiser exceeds the Initial Option Price Determination, the Non-Preparing Party shall wire

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transfer in immediately available funds, to an account designated by the Preparing Party, an amount equal to such excess.
     2.5 Time and Place of Closing. Upon the exercise of the Option in accordance with Section 2.2(a), the closing of the contribution, assignment, transfer and delivery of the ETC II Interest to the Holder (the “Closing”) will take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on the Option Date at such time as all of the conditions set forth in Article V (other than those conditions which by their terms are only capable of being satisfied at the Closing, but subject to the satisfaction or due waiver of those conditions) have been satisfied or waived by the Party or Parties entitled to waive such conditions, unless another time, date and place are agreed to in writing by the Parties. The date of the Closing is referred to in this Agreement as the “Closing Date.” Regardless of the actual Closing Date, for all purposes of this Agreement, the Closing will be deemed effective as of the earliest time on the Option Date at which consummation of the transactions taking place at the Closing would not result in a termination of the Company for purposes of Section 708 of the Internal Revenue Code of 1986, as amended.
     2.6 Closing Deliveries.
     (a) Holder Deliveries and Actions. At the Closing, the Holder will execute and deliver, or cause to be executed and delivered, to ETP, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated:
     (i) Option Consideration. Cash in the amount of the Option Price Amount, by wire transfer of immediately available funds to an account designated by ETP; and
     (ii) Assignment of Interest. A counterpart of an assignment (the “Assignment of Interest”), substantially in the form attached hereto as Exhibit B, evidencing the sale, assignment, transfer and delivery to the Holder of the ETC II Interest, duly executed by the Holder.
     (b) ETP Deliveries and Actions. At the Closing, ETP will execute and deliver, or cause to be executed and delivered, to the Holder:
     (i) a counterpart of the Assignment of Interest, duly executed by ETC; and
     (ii) a certificate of ETP in the form specified in Treasury Regulation Section 1.1445-2(b)(2)(iv) that ETP is not a “foreign person” within the meaning of Section 1445 of the Code.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ETP
     ETP hereby represents and warrants to the Holder as follows:
     3.1 Organization; Qualification. Each of ETP, ETC and ETC II is an entity duly formed, validly existing and in good standing under the laws of the State of Delaware and has all

4

requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
     3.2 Non-Contravention. The execution, delivery and performance by ETP of this Agreement, and the consummation by ETP of the transactions contemplated hereby, does not and will not: (i) result in any breach of any provision of the Organizational Documents of ETP, ETC, ETC II or the Company; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which ETP, ETC, ETC II or the Company is a party or by which any property or asset of any such Person is bound or affected; (iii) assuming that all HSR Approvals have been obtained and maintained, violate any Law to which ETP, ETC, ETC II or the Company is subject or by which any such Person’s properties or assets is bound, except, in the cases of clauses (ii) and (iii) for such defaults or rights of termination, cancellation, amendment or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to materially impair ETP’s ability to perform its obligations under this Agreement.
     3.3 Authority; Enforceability.
     (a) ETP has the requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by ETP of this Agreement, and the consummation by ETP of the transactions contemplated hereby, have been duly and validly authorized by ETP, and no other limited partnership proceedings on the part of ETP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
     (b) This Agreement has been duly executed and delivered by ETP, and, assuming the due authorization, execution and delivery by the other Party hereto, constitutes the valid and binding agreement of ETP, enforceable against ETP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
     3.4 Capitalization.
     (a) The ETC II Interest (i) constitutes 100% of the issued and outstanding membership interests of ETC II, (ii) has been duly authorized, validly issued and fully paid (to the extent required under the ETC II LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (iii) has not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

5

     (b) The ETC II MEP Interest (i) constitutes 0.1% of the issued and outstanding membership interests of the Company, (ii) has been duly authorized, validly issued and fully paid (to the extent required under the Company LLC Agreement) and is nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and (iii) was not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. The ETC II MEP Interest is owned beneficially and of record by ETC II, free and clear of all Liens other than (i) any transfer restrictions imposed by federal and state securities laws and (ii) any transfer restrictions contained in the Organizational Documents of the Company.
     3.5 Ownership of ETC II Interest. Upon the consummation of the transactions contemplated by this Agreement, ETP will assign, convey, transfer and deliver, or will cause to be, assigned, conveyed, transferred and delivered, to the Holder good and valid title to the ETC II Interest, free and clear of all Liens other than (a) any transfer restrictions imposed by federal and state securities laws, (b) any transfer restrictions contained in the Organizational Documents of ETC II and (c) any Liens on the ETC II Interest as a result of actions by the Holder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
     The Holder hereby represents and warrants to ETP as follows:
     4.1 Organization; Qualification. The Holder is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
     4.2 Authority; Enforceability.
     (a) The Holder has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Holder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Holder, and no other proceedings on the part of the Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
     (b) This Agreement has been duly executed and delivered by the Holder, and, assuming the due authorization, execution and delivery by the other Party hereto, constitutes the valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.
     4.3 Non-Contravention. The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby, does not and will not: (i) result in any breach of any provision of the Organizational Documents of the Holder; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which the Holder is a party or by which any property or asset of the Holder is bound or affected; (iii) assuming that all HSR

6

Approvals have been obtained and maintained, violate any Law to which the Holder is subject or by which the Holder’s properties or assets is bound, except, in the cases of clauses (ii) and (iii) for such defaults or rights of termination, cancellation, amendment or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to materially impair the Holder’s ability to perform its obligations under this Agreement.
     4.4 Matters Relating to Acquisition of the ETC II Interest. The Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the ETC II Interest and is capable of bearing the economic risk of such investment. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. The Holder is acquiring the ETC II Interest for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the ETC II Interest. The Holder acknowledges and understands that (a) the acquisition of the ETC II Interest has not been registered under the Securities Act in reliance on an exemption therefrom and (b) the ETC II Interest will, upon its sale by the Holder, be characterized as “restricted securities” under state and federal securities laws. The Holder agrees that the ETC II Interest may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except (A) in accordance with the requirements of the ETC II LLC Agreement and the Company LLC Agreement, (B) pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities laws or (C) to the extent pledged or hypothecated pursuant to the terms of the Regency Credit Facility.
ARTICLE V
CONDITIONS TO CLOSING
     5.1 Conditions to Obligations of Each Party. The respective obligation of each Party to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):
     (a) Approvals. All authorizations, consents, orders or approvals, or declarations or filings, or expiration of waiting periods imposed, under the HSR Act (collectively “HSR Approvals”) shall have been obtained or made.
     (b) Governmental Restraints. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and no Proceeding by any Governmental Authority with respect to the transactions contemplated by this Agreement shall be pending that seeks to restrain, enjoin, prohibit or delay the transactions contemplated by this Agreement.
     (c) Company LLC Agreement. The consummation of the Closing shall not result in a violation or breach of the Company LLC Agreement.

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     5.2 Conditions to Obligations of the Holder. The obligation of the Holder to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Holder (in the Holder’s sole discretion):
     (a) Representations and Warranties of ETP. The representations and warranties of ETP in Article III shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date).
     (b) Closing Certificate. The Holder shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of ETP certifying that, to the best of such Responsible Officer’s knowledge, the condition set forth in Section 5.2(a) has been satisfied.
     (c) Closing Deliverables. ETP shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.6(b).
     5.3 Conditions to Obligations of ETP. The obligation of ETP to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by ETP (in ETP’s sole discretion):
     (a) Representations and Warranties of the Holder. The representations and warranties of the Holder in Article IV shall be true and correct in all material respects as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date).
     (b) Closing Certificate. ETP shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Holder certifying that, to the best of such Responsible Officer’s knowledge, the condition set forth in Section 5.3(a) has been satisfied.
     (c) Closing Deliverables. The Holder shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.6(a).
ARTICLE VI
ADDITIONAL AGREEMENTS
     6.1 Governmental Approvals.
     (a) The Parties will cooperate with each other and use reasonable best efforts to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority that are necessary in order to consummate the transactions contemplated by this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.
     (b) Without limiting the generality of Section 6.1(a), as soon as practicable following the date of delivery of the Exercise Notice in accordance with Section 2.2(a), but in no event

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later than ten Business Days following such date (or at such other time as may be mutually agreed between the Parties), the Parties shall make such filings as may be required by the HSR Act with respect to the transactions contemplated by this Agreement, which filings shall include a request for early termination of any applicable waiting period. Thereafter, the Parties shall file as promptly as practicable all reports or other documents required or requested by the U.S. Federal Trade Commission or the U.S. Department of Justice pursuant to the HSR Act or otherwise including requests for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date. Each Party shall cause their respective counsel to furnish each other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the Parties’ preparation of necessary filings or submissions under the provisions of the HSR Act. Each Party shall cause their counsel to supply to each other Party copies of the date stamped receipt copy of the cover letters delivering the filings or submissions required under the HSR Act to any Governmental Authority. The Holder shall pay the statutory filing fee associated with filings under the HSR Act.
     (c) The Parties agree to cooperate with each other and use reasonable best efforts to contest and resist, any Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, no Party shall be required to take, or cause any other Person to take, any Divestiture Action in connection with any of the matters described in this Section 6.1.
     6.2 Activities of ETC II. Until the termination of this Agreement in accordance with Section 2.2(b), ETP shall cause ETC II (a) not to conduct any business activity except in connection with the passive holding of the ETC II MEP Interest and (b) to make any capital contributions to the Company that are required under the terms of the Company LLC Agreement in order to maintain a 0.1% membership interest in the Company.
ARTICLE VII
GOVERNING LAW AND CONSENT TO JURISDICTION
     7.1 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
     7.2 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Delaware Court of Chancery, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the

9

Delaware Court of Chancery, or (ii) any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
     7.3 Waiver Of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
ARTICLE VIII
GENERAL PROVISIONS
     8.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.
     8.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     8.3 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to ETP to:
Energy Transfer Partners, L.P.
3738 Oak Lawn
Dallas, TX 75219
Attention: General Counsel
If to the Holder to:
Energy Transfer Equity, L.P.

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3738 Oak Lawn
Dallas, TX 75219
Attention: General Counsel
     8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that the Holder may make such an assignment to Regency or any of its wholly owned Subsidiaries without ETP’s consent and without prior notice to ETP. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.
     8.5 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other Party.
     8.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.
     8.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     8.8 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
     8.9 Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be

11

executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
[Signature page follows]

12

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:

Name:

Title:

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:

Name:

Title:

Signature Page to Option Agreement

EXHIBIT A
     “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under Common control with, a specified Person.
     “Agreement” is defined in the preamble to this Agreement.
     “Appraiser” is defined in Section 2.4(b).
     “Assignment of Interest” is defined in Section 2.6(a)(ii).
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
     “Closing” is defined in Section 2.5.
     “Closing Date” is defined in Section 2.5.
     “Company” is defined in the recitals to this Agreement.
     “Company LLC Agreement” is defined in the recitals to this Agreement.
     “Trailing 12-Month Company Net Income” means, as of a particular date, the Company’s net income for the trailing 12-month period ending on such date, calculated as the Company’s gross revenues for such period, minus the Company’s expenses and other proper charges against income (including taxes on income to the extent imposed), determined on a consolidated basis and calculated in accordance with GAAP. Training 12-Month Company Net Income shall be adjusted to exclude the effect of (a) any gain or loss from the sale of assets other than in the ordinary course of business, (b) any extraordinary gains or losses, or (c) any non-cash gains or losses resulting from mark to market activity as a result of SFAS 133.
     “Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement.
     “Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.
     “Creditors’ Rights” is defined in Section 3.2(b).
     “Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended from time to time.
     “Divestiture Action” means (a) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of a Party or its Affiliates; (b) terminating existing relationships, contractual rights or obligations of such Party or

Exhibit A - 1

its Affiliates; (c) terminating any venture or other arrangement; (d) creating any relationship, contractual rights or obligations of such Party or its Affiliates; or (e) effectuating any other change or restructuring of such Party or its Affiliates (and, in each case, entering into agreements or stipulating to the entry of an order or decree or filing appropriate applications with any Governmental Authority in connection with any of the foregoing).
     “ETC” is defined in the recitals to this Agreement.
     “ETC II” is defined in the recitals to this Agreement.
     “ETC II LLC Agreement” means the limited liability company agreement of ETC II dated April 12, 2010, as amended from time to time.
     “ETC II MEP Interest” is defined in the recitals to this Agreement.
     “ETP” is defined in the preamble to this Agreement.
     “Execution Date” is defined in the preamble to this Agreement.
     “Exercise Date” means the date on which the Holder exercises the Option.
     “Exercise Notice” is defined in Section 2.2(a).
     “GAAP” means generally accepted accounting principles in the United States of America.
     “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
     “Holder” is defined in the preamble to this Agreement.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “HSR Approvals” is defined in Section 5.1(a).
     “Initial Option Price Determination” is defined in Section 2.4(a).
     “Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.
     “Lien” means, with respect to any property or asset, (a) any mortgage, pledge, security interest, lien or other similar property interest or encumbrance in respect of such property or asset, and (b) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to real or personal property (whether or not of record).

Exhibit A - 2

     “Non-Preparing Party” is defined in Section 2.4(a).
     “Option” is defined in Section 2.1.
     “Option Date” means the date one year and one day following the Execution Date.
     “ETC II Interest” is defined in the recitals to this Agreement.
     “Option Price” means the product of (a) 0.1 percent of Trailing 12-Month Company Net Income as of the last day of the month immediately preceding the month of the Option Date and (b) 16.
     “Option Price Amount” is defined in Section 2.4(b).
     “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.
     “Party” and “Parties” are defined in the preamble of this Agreement.
     “Preparing Party” is defined in Section 2.4(a).
     “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
     “Proceeding” means any civil, criminal or administrative actions, suits, investigations or other proceedings.
     “Regency” is defined in Section 2.4(a).
     “Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the Voting Interests are at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Exhibit A - 3

     “Voting Interests” of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

Exhibit A - 4

EXHIBIT B

FORM OF ASSIGNMENT OF INTEREST

Exhibit B - 1

ASSIGNMENT
     This Assignment (this “Assignment”) is made and entered into this [___] day of [                                           ], 20[___], by and between ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company (the “Assignor”) and [                                          ] (the “Assignee”). The parties to this Assignment are collectively referred to herein as the “Parties.”
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Option Agreement (the “Option Agreement”), dated as of [                     ], 2010, by and among the Assignor and Energy Transfer Equity, L.P., a Delaware limited partnership.
W I T N E S S E T H:
     WHEREAS, the Assignor owns 100% of the outstanding membership interests of ETC Midcontinent Express Pipeline II, L.L.C., a Delaware limited liability company (the “Company”); and
     WHEREAS, the Assignor desires to convey, transfer and assign all of its membership interests of the Company and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom (collectively, the “Transferred Interests”) to the Assignee;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:
     1. Sale and Assignment. Subject to and in accordance with the terms of the Contribution Agreement, the Assignor does hereby CONVEY, TRANSFER, ASSIGN, CONTRIBUTE AND DELIVER to the Assignee, the Transferred Interests and, subject to the provisions of this Assignment, all of the Assignor’s duties, liabilities, and obligations under, or arising in connection with, such Transferred Interests and the Assignee hereby accepts the same.
     2. Warranties. The Assignor does hereby bind itself and its successors and assigns to warrant and forever defend title to all and singular the Transferred Interests and all rights and appurtenances thereto unto the Assignee and the Assignee’s successors and assigns, against any Person whomsoever lawfully, claiming, or to claim same, or any part thereof.
     3. Substitution as Member. From and after the date hereof, the Assignee shall be substituted for the Assignor as a member of the Company with respect to the Transferred Interests conveyed, transferred and assigned to the Assignee pursuant to Section 1 of this Assignment.
     4. General Provisions.
          (a) Binding Effect. This Assignment will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

Exhibit B - 2

          (b) Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.
          (c) Amendment or Modification. This Assignment may be amended, modified or supplemented from time to time only by a written agreement executed by each of the Parties.
          (d) Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.
          (e) Consent to Jurisdiction. The provisions of Section 7.2 of the Option Agreement are hereby incorporated into this Assignment as if set forth fully herein.
          (f) Further Assurances. Assignor covenants and agrees with Assignee that Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, convey, transfer, assign and deliver to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the Transferred Interests or otherwise carry out the purposes of this Assignment.
[Signature Page Follows]

Exhibit B - 3

     IN WITNESS WHEREOF, this Assignment has been duly executed by each of the Parties as of the date and year first above written.

ASSIGNOR:

ETC MIDCONTINENT EXPRESS PIPELINE, L.L.C.

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

Exhibit B - 4

EXHIBIT C
FORM OF ASSIGNMENT OF INTEREST

ASSIGNMENT
     This Assignment (this “Assignment”) is made and entered into this [___] day of [                    ], 2010, by and between Energy Transfer Equity, L.P., a Delaware limited partnership (the “Assignor”) and Regency Midcontinent Express LLC, a Delaware limited liability company (the “Assignee”). The parties to this Assignment are collectively referred to herein as the “Parties.”
     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Contribution Agreement (the “Contribution Agreement”), dated as of [                    ], 2010, by and among the Assignor, the Assignee, and Regency Energy Partners LP, a Delaware limited partnership (“RGNC”).
W I T N E S S E T H:
     WHEREAS, the Assignor owns 100% of the outstanding membership interests of ETC Midcontinent Express Pipeline III, L.L.C., a Delaware limited liability company (the “Company”); and
     WHEREAS, the Assignor desires to convey, transfer and assign all of its membership interests of the Company and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom (collectively, the “Transferred Interests”) to the Assignee;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:
     1. Sale and Assignment. Subject to and in accordance with the terms of the Contribution Agreement, the Assignor does hereby CONVEY, TRANSFER, ASSIGN, CONTRIBUTE AND DELIVER to the Assignee, the Transferred Interests and, subject to the provisions of this Assignment, all of the Assignor’s duties, liabilities, and obligations under, or arising in connection with, such Transferred Interests and the Assignee hereby accepts the same.
     2. Warranties. The Assignor does hereby bind itself and its successors and assigns to warrant and forever defend title to all and singular the Transferred Interests and all rights and appurtenances thereto unto the Assignee and the Assignee’s successors and assigns, against any Person whomsoever lawfully, claiming, or to claim same, or any part thereof.
     3. Substitution as Member. From and after the date hereof, the Assignee shall be substituted for the Assignor as a member of the Company with respect to the Transferred Interests conveyed, transferred and assigned to the Assignee pursuant to Section 1 of this Assignment.
     4. General Provisions.
     (a) Binding Effect. This Assignment will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

     (b) Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.
     (c) Amendment or Modification. This Assignment may be amended, modified or supplemented from time to time only by a written agreement executed by each of the Parties.
     (d) Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.
     (e) Consent to Jurisdiction. The provisions of Section 9.2 of the Contribution Agreement are hereby incorporated into this Assignment as if set forth fully herein.
     (f) Further Assurances. Assignor covenants and agrees with Assignee that Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, convey, transfer, assign and deliver to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the Transferred Interests or otherwise carry out the purposes of this Assignment.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, this Assignment has been duly executed by each of the Parties as of the date and year first above written.

ASSIGNOR:

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:
Name:
Title:

ASSIGNEE:

REGENCY MIDCONTINENT EXPRESS LLC

By:
Name:
Title:
Signature Page to Assignment

EXHIBIT D
FORM OF OPTION ASSIGNMENT AGREEMENT

Assignment and Assumption Agreement
          This Assignment and Assumption Agreement (the “Agreement”), effective as of                     , 2010 (the “Effective Date”), is by and between Energy Transfer Equity, L.P., a Delaware limited partnership (“Seller”), and Regency Midcontinent Express LLC, a Delaware limited liability company (“Buyer”).
          WHEREAS, Seller and Buyer have entered into a certain Contribution Agreement, by and among Buyer, Seller and Regency Energy Partners LP, a Delaware limited partnership (“RGNC”), dated as of                     , 2010 (the “Contribution Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, that certain Option Agreement (the “Assigned Contract”), dated as of                                         , 2010, by and among the Seller and Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”).
          NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Contribution Agreement.

2.	Assignment and Assumption. Seller hereby assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contract. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assigned Contract and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contract accruing on and after the Effective Date.

3.	Warranties. Seller does hereby bind itself and its successors and assigns to warrant and forever defend the rights, title and interests in and to the Assigned Contract and all rights and appurtenances thereto unto the Buyer and the Buyer’s successors and assigns, against any Person whomsoever lawfully, claiming, or to claim same, or any part thereof.

4.	Terms of the Contribution Agreement. The terms of the Contribution Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contract are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Contribution Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Contribution Agreement and the terms hereof, the terms of the Contribution Agreement shall govern.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

6.	Amendment or Modification. This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by each of the parties to this Agreement.

7.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.	Consent to Jurisdiction. The provisions of Section 9.2 of the Contribution Agreement are hereby incorporated into this Agreement as if set forth fully herein.

9.	Further Assurances. Seller covenants and agrees with Buyer that Seller, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively contribute, convey, transfer, assign and deliver to and vest in Buyer, or its successors and assigns, and to put Buyer, or its successors and assigns, in possession of the rights, title and interests in and to the Assigned Contract or otherwise carry out the purposes of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

BUYER:

REGENCY MIDCONTINENT EXPRESS LLC

By:

Name:

Title:

SELLER:

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC,
its general partner

By:

Name:

Title:

Signature Page to Option Assignment Agreement

EXHIBIT E
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
REGENCY ENERGY PARTNERS LP
AND
ENERGY TRANSFER EQUITY, L.P.

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2010, by and among REGENCY ENERGY PARTNERS LP, a Delaware limited partnership (“Regency”) and ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (“ETE”).
     This Agreement is made in connection with this issuance of the Regency Common Units to ETE pursuant to that certain Contribution Agreement dated as of May 10, 2010 (the “Contribution Agreement”) by and among ETE, Regency, and Regency Midcontinent Express LLC, a Delaware limited liability company. Regency and ETE have agreed to enter into this Agreement pursuant to Section 2.4 of the Contribution Agreement.
     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Contribution Agreement. The terms set forth below are used herein as so defined:
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Units” means 26,266,791 common units representing limited partner interests in Regency issued to ETE pursuant to the Contribution Agreement.
     “Contribution Agreement” has the meaning specified therefor in the preamble of this Agreement.
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “ETE” has the meaning specified therefor in the preamble of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Holder” means the record holder of any Registrable Securities.
     “Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

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     “Regency” has the meaning specified therefor in the preamble of this Agreement.
     “Registrable Securities” means the Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Selling Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Shelf Registration Statement.
     “Shelf Registration” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144); (c) such Registrable Security is held by Regency or one of its subsidiaries; or (d) such Registrable Security is eligible for resale (without restriction, including but not limited to, volume limitations) under Rule 144 (or any similar provisions then in force under the Securities Act) under the Securities Act.
ARTICLE II.
REGISTRATION RIGHTS
     Section 2.01 Shelf Registration.
          (a) Shelf Registration. (a) At the option and upon the request of the holders of a majority of the Common Units covered by this Agreement, Regency shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision then in force) of the Securities Act (the “Shelf Registration Statement”). Regency shall use its reasonable best

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efforts to file the Shelf Registration Statement within 45 days of any such request and cause it to be effective as soon as reasonably practicable thereafter (the “Shelf Registration”); provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 2.01(a). The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by Regency; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify ETE in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Regency shall use its reasonable best efforts to include such information in such a prospectus supplement. Regency will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If Regency determines in good faith that the requested registration would be materially detrimental to Regency because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving Regency, (y) require premature disclosure of material information that Regency has a bona fide business purpose for preserving as confidential or (z) render Regency unable to comply with requirements under applicable securities laws, then Regency shall have the right to postpone such requested registration for a period of not more than three months after receipt of ETE’s request, such right pursuant to this Section 2.01(b) not to be utilized more than twice in any twelve-month period.
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Regency may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if Regency (i) is pursuing a financing, acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Regency would materially adversely affect Regency. Upon disclosure of such information or the termination of the condition described above, Regency shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.02 Underwritten Offering. In the event that the Selling Holders holding a majority of the Common Units covered by this Agreement elect to dispose of Registrable

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Securities under the Shelf Registration Statement pursuant to an Underwritten Offering, Regency shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. In connection with any Underwritten Offering under this Agreement, Regency shall be entitled to select the Managing Underwriter or Underwriters, subject to the consent of ETE not to be unreasonably withheld. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Regency to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Regency other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Regency and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective. No such withdrawal or abandonment shall affect Regency’s obligation to pay Registration Expenses.
     Section 2.03 Registration Procedures. In connection with its obligations contained in Section 2.01, Regency will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;

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          (c) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that neither Regency nor its general partner will be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;
          (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Regency of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Regency agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (f) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Regency, dated the effective date of the closing under the underwriting agreement, and (ii) a “comfort letter”, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Regency’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort

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letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;
          (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Regency personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Regency need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Regency;
          (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Regency are then listed;
          (k) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Regency to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from Regency of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by Regency that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Regency, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Regency (at Regency’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

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     Section 2.04 Cooperation by Holders. Regency shall have no obligation to include in the Shelf Registration Statement units of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Regency, is reasonably required in order for the Shelf Registration Statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.
     Section 2.05 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the lock-up period contained in a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) Regency gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on Regency or on the officers or directors or any other unitholder of Regency on whom a restriction is imposed.
     Section 2.06 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to Regency’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Regency, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance. Except as otherwise provided in Section 2.07 hereof, Regency shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, Regency shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
          (b) Expenses. Regency will pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2.01(a) of this Agreement, whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.07 Indemnification.
          (a) By Regency. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Regency will indemnify and hold harmless each Selling Holder thereunder, its directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’

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fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Regency will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and jointly to indemnify and hold harmless Regency, its directors and officers, and each Person, if any, who controls Regency within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Regency to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the

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indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to Regency or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Regency on the one hand and such Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of Regency on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Regency on the one hand and each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Regency agrees to use its reasonable best efforts to:

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          (a) Make and keep public information regarding Regency available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;
          (b) File with the Commission in a timely manner all reports and other documents required of Regency under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Regency, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause Regency to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by ETE to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) such transferee or assignee receives at least 20% of the Common Units covered by this Agreement, (b) Regency is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of ETE under this Agreement.
     Section 2.10 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Regency such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Regency may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
ARTICLE III.
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
if to Regency to:
Regency Energy Partners LP
2001 Bryan Street, Suite 3700
Dallas, TX 75201
Telephone:
Facsimile:
Attention: Chief Legal Officer
with a copy to:
Mayor Brown LLP

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700 Louisiana Street
Houston, TX 77002
Telephone: (713) 328-2718
Facsimile: (713) 238-4888
Attention: Dan A. Fleckman
if to ETE to:
Energy Transfer Equity, L.P.
3738 Oak Lawn
Dallas, Texas 75219
Telephone: (832) 668-1210 or (214) 981-0763
Facsimile: (832) 668-1127
Attention: General Counsel
with a copy to:
Vinson & Elkins LLP
2500 First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77007
Telephone: (713) 758-3613
Facsimile: (713) 615-5725
Attention: Douglas E. McWilliams
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.
     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of ETE under this Agreement may be transferred or assigned by ETE only in accordance with Section 2.09 of this Agreement.
     Section 3.04 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Regency or any successor or assign of Regency (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will

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have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.08 Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.
     Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Regency set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by Regency and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.12 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
[Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:
Name:
Title:

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:	John W. McReynolds,
President and Chief Financial Officer
Signature Page to
Registration Rights Agreement

EXHIBIT F
EXCLUDED ITEMS

EXHIBIT F
EXCLUDED ITEMS
          The indemnity from ETE of the Regency Indemnitees for (i) items 1 through 5 below, shall only be to the extent, if any, that the Losses arising from any such items exceeds the amount reserved therefor in the Company Financial Statements or Interim Financial Statements or included therefor in the Budget included in Schedule 3.22 and (ii) items 1 through 6 below shall only be f or 49.9% of the Losses attributable to each such item.
1.	Damages resulting from the case styled Apache Corp. v. FERC, No. 09-1204 (D.C. Cir. 7/16/2009), appeal from, Midcontinent Express Pipeline LLC and Enogex Inc., 124 FERC ¶ 61,089 (2008), order on reh’g & compl., 127 FERC ¶ 61,164 (2009), relating to an alleged breach of a certain capacity lease agreement dated as of December 11, 2006.

2.	Expenses or capital expenditures associated with bringing compressor noise levels to regulated levels.

3.	Expenses or capital expenditures associated with pipe repair for floating pipe at the location described below.
a.	Location — Louisiana; Valve Section 36-2 to 36-3; Tract LA-MD-058.006
4.	Expenses or capital expenditures associated with repair or replacement of CM34’s due to inadequate remote sump performance.

5.	Expenses or capital expenditures associated with fatality during construction.

6.	Capital expenditures made by the Company for the MEP Expansion Project to the extent exceeding $86,000,000 in the aggregate.

7.	The product of (i) 11.0 times (ii) 49.9% of the excess, if any, of (A) the total operating expenses included in the Budget for fiscal year 2010 (excluding capital expenditures to the extent otherwise constituting or included in an Excluded Item) in the event such Budget is approved prior to Closing by the Board in accordance with Section 6.4(b) of the Company LLC Agreement, over (B) the total costs, expenditures included in the “12/11/09 Proposed 2010 Budget” incor porated in the draft budget attached as Schedule 3.23.

EXHIBIT G
CONFLICTS POLICY

STATEMENT OF POLICIES RELATING TO POTENTIAL
CONFLICTS BETWEEN ENERGY TRANSFER PARTNERS, L.P., ENERGY
TRANSFER EQUITY, L.P. AND REGENCY ENERGY PARTNERS, L.P.
     This Statement of Policies Related to Potential Conflicts between Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and Regency Energy Partners, L.P. (the “Statement”) specifies the policies and procedures that have been adopted by Energy Transfer Equity, L.P. (“ETE”), Energy Transfer Partners, L.P. (“ETP”) and Regency Energy Partners LP (“Regency”), as authorized and approved by their respective general partners as of                     , 2010, to address potential conflicts among, and protect the confidential and proprietary information of, ETE, ETP and Regency.
Corporate Governance
     Independent Directors. Each of ETE GP, ETP GP and Regency GP will have at least three Independent Directors (as defined below) on its board of directors.
     Directors and Invited Guests to Board Meetings. No director, officer, employee or other representative of any of the Energy Transfer Entities or any of the Enterprise Entities will serve on the board of directors of Regency GP, and no director, officer, employee or other representative of Regency GP, Regency or their respective subsidiaries (collectively, the “Regency Entities”) will serve on the board of directors of ETE GP or ETP GP; provided, however, that ETE, as the direct or indirect owner of 100% of the member interests of Regency GP, may appoint one or more individuals who is not an officer, director or employee of ETP GP, ETP or any of their respective subsidiaries or any of the Enterprise Entities (each such individual, an “ETE Representative”) to serve on the board of directors of Regency GP subject to (i) the restriction related to Commercially Sensitive Information set forth in this Statement, (ii) such individual’s acknowledgement and agreement that, in the event that any of the relevant antitrust authorities require any such individual to terminate such individual’s position as a director of Regency GP based on antitrust law, such individual will promptly resign from the board of directors of Regency GP, and (iii) such person’s written acknowledgement of such restriction in the form provided in Appendix A to this Statement. In addition, the participation by any officer, director, employee or other representative of the Energy Transfer Entities as an invited guest at any meeting of the board of directors of Regency GP will also be subject to (i) the restriction related to Commercially Sensitive Information set forth in this Statement and (ii) such person’s written acknowledgement of such restriction in the form provided in Appendix A to this Statement.
Separate Employees
     None of the Energy Transfer Entities will employ any person who is, or was within the prior six months (or the prior 12 months in the case of a management level employee), an employee of any of the Regency Entities (other than any employee of the Energy Transfer Entities on the date hereof) without prior approval of one of the Screening Officers of ETP. None of the Regency Entities will employ any person who is, or was within the prior six months (or the prior 12 months in the case of a management level employee), an employee of any of the Energy Transfer Entities (other than any employee of the Regency Entities on the date hereof) without prior approval of one of the Screening Officers of Regency.
Transactions Between Energy Transfer Entities and Regency Entities
     Any material transaction between any of the Energy Transfer Entities, on the one hand, and the Regency Entities, on the other hand, will require (a) if the transaction relates to ETE, the prior approval of any of (i) the Board of Directors of ETE GP, (ii) the Conflicts Committee of the Board of Directors of ETE GP or (iii) another duly authorized committee of the Board of Directors of ETE GP), (b) if the transaction relates to ETP, the prior approval of any of (i) the Board of Directors of ETP GP, (ii) the Conflicts Committee of the Board of Directors of ETP GP or (iii) another duly authorized committee of the Board of directors of ETP GP and (c) if the transaction relates to Regency, the prior approval of the Conflicts Committee of the Board of Directors of Regency GP. In addition, each of ETE, ETP and Regency will be subject to their obligations under their respective credit agreements related to transactions with affiliates.
Screening of Commercially Sensitive Information; Business Opportunities
     The Energy Transfer Entities will take reasonable precautions to ensure that the Energy Transfer Entities do not provide information to any of the Regency Entities, or any of their respective directors, officers, employees or representatives that the ETP Screening Committee reasonably determines in good faith to be Commercially Sensitive Information related to the Energy Transfer Entities; provided that, in the event that the Commercially Sensitive Information relates to an opportunity identified by any of the Energy Transfer Entities to acquire a business, asset or entity or to develop or construct any new pipeline, gathering system, storage facility or other facility and the ETP Screening Committee reasonably determines that such opportunity is not an opportunity that the Energy Transfer Entities desire to pursue due to the projected economics related to such opportunity, the capital requirements related to such opportunity, the strategic implications of such opportunity or other factors, then the ETP Screening Committee will seek approval of the Conflicts Committee of the Board of Directors of ETP GP (or another duly authorized committee of the Board of Directors of ETE GP) and, in the event such approval is obtained, the ETP Screening Committee will be permitted to present such opportunity to Regency.
     The Regency Entities will take reasonable precautions to ensure that the Regency Entities do not provide information to any of the Energy Transfer Entities, or any of their respective directors, officers, employees or representatives, that the Regency Screening Committee reasonably determines in good faith to be Commercially Sensitive Information related to the Regency Entities; provided that, in the event that the Commercially Sensitive Information relates to an opportunity identified by any of the Regency Entities to acquire a business, asset or entity or to develop or construct any new pipeline, gathering system, storage facility or other facility and the Regency Screening Committee reasonably determines that such opportunity is not an opportunity that the Regency Entities desire to pursue due to the projected economics related to such opportunity, the capital requirements related to such opportunity, the strategic implications of such opportunity or other factors, then the Regency Screening Committee will seek approval of the Conflicts Committee of the Board of Directors of Regency GP and, in the event such approval is obtained, the Regency Screening Committee will be permitted to present such opportunity to ETP.
     The Energy Transfer Entities will take reasonable precaution to ensure that the Energy Transfer Entities do not provide to any of the Enterprise Entities any Commercially Sensitive Information related to the Regency Entities.
     Any officer, director, employee or other representative of the Energy Transfer Entities who attends a board meeting of Regency GP must take reasonable precautions not to provide at, in connection with, or arising out of such meeting or such attendance any Commercially Sensitive Information relating to any of the Energy Transfer Entities to any of the representatives, employees, officers or directors of any of the Regency Entities. The General Counsel of Regency or such other legal counsel designated by the General Counsel of Regency shall be present at all such meetings, to the extent reasonably practicable, in order to identify any Commercially Sensitive Information that is presented or discussed.
Definitions
     For purposes of this statement, capitalized terms used but not defined above shall have the following meanings:
     “Commercially Sensitive Information” shall mean, with respect to any Person, information about (1) Commercial Development Activities or (2) other competitively sensitive information of such Person related to Potentially Overlapping Business including, without limitation, (i) information regarding the names of or prices, costs, margins, volumes and contractual terms for any current or potential customer, (ii) any method, tool or computer program used to determine prices for any asset or service, (iii) all plans or strategies used or adopted to negotiate, target or identify a current or potential customer or group of customers for any asset or service or to expand existing service offerings or offer a new service, (iv) all information regarding plans and prospective budgets to expand an existing facility or build a new facility, (v) all information regarding a proposal to buy an existing facility, (vi) information related to the capacity and capacity utilization of any facility, (vii) information regarding any opportunity to acquire a business, asset or entity or to develop or construct any new interstate or intrastate natural gas pipeline, interstate or intrastate natural gas liquids pipeline, natural gas gathering system, natural gas treating, processing or fractionating facilities, natural gas storage facility, or any other midstream natural gas assets or facilities; any natural gas compression services business or assets; any wholesale or retail propane facility or business; any other midstream or natural gas related assets, such as compression facilities, shipping facilities or marketing assets and (viii) any other confidential information regarding any Person that owns, operates or is an affiliate of any Person that is identified in clauses (i) through (vi) if the sharing of such information by such Person with another party to this Statement would reasonably be expected to constitute a violation of any fiduciary duty, law or any contract to which such Person is a party, provided, however, that Commercially Sensitive Information related to a Person shall not include any information that is otherwise in the public domain.
     “Commercial Development Activities” shall mean information with respect to (i) proposed changes to or transactions involving any Potentially Overlapping Business, (ii) any plans and strategies dealing with Potentially Overlapping Business and (iii) any opportunities to construct or acquire, directly or indirectly (including, without limitation, by means of joint venture or by means of acquisition of assets, equity interest in an entity, contractual rights to capacity or use, or otherwise), any interstate or intrastate natural gas pipeline, interstate or intrastate natural gas liquids pipeline, natural gas gathering system, natural gas treating, processing or fractionating facilities, natural gas storage facility, or any other midstream natural gas assets or facilities; any natural gas compression services business or assets; any wholesale or retail propane facility or business; any other midstream or natural gas related assets, such as compression facilities, shipping facilities or marketing assets.
     “Energy Transfer Entities” shall mean ETE GP, ETP GP, ETE, ETP or their respective subsidiaries (excluding Regency GP, Regency GP LP, Regency or any of their respective subsidiaries).
     “Enterprise Entities” shall mean EPE, EPE GP and their respective subsidiaries (excluding any of the Energy Transfer Entities).
     “EPE” shall mean Enterprise GP Holdings L.P.
     “EPE GP” shall mean EPE Holdings, LLC, the general partner of EPE.
     “ETE GP” shall mean LE GP, LLC, the general partner of ETE.
     “ETP GP” shall mean Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP.
     “ETP Screening Committee” means a committee comprised of the Chief Executive Officer, Chief Financial Officer and the General Counsel of ETP.
     “Independent Director” shall mean, with respect to any of ETE GP, ETP GP or Regency GP, an individual director who meets the independence, qualification and experience requirements established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and by The New York Stock Exchange or the Nasdaq Global Select Market, as applicable, as applied to ETE GP, ETP GP or Regency GP, as the case may be.
     “Person” means any corporation, partnership or other entity.
     “Potentially Overlapping Business” shall mean, with respect to the Energy Transfer Entities, such assets, business operations or business opportunities of the Energy Transfer Entities that are, or could potentially be competitive with the assets, business operations or business opportunities of the Regency Entities and shall mean, with respect to the Regency Entities, such assets, business operations or business opportunities of the Regency Entities that are, or could potentially be competitive with the assets, business operations or business opportunities of the Energy Transfer Entities.
     “Regency GP” means Regency GP, LLC, the general partner of Regency GP LP.
     “Regency GP LP” means Regency GP LP, the general partner of Regency.
     “Regency Screening Committee” means a committee comprised of the Chief Executive Officer, Chief Financial Officer and the General Counsel of Regency.
     “Screening Officer” shall mean, with respect to any of ETE, ETP or Regency, any of the respective Chief Executive Officer, President, Chief Financial Officer, General Counsel or Chief Compliance Officer of such entity.

APPENDIX A
ACKNOWLEDGEMENT OF PROVISIONS RELATED TO SCREENING OF
COMMERCIALLY SENSITIVE INFORMATION
I, , certify as to the following:

A.	I acknowledge and accept the terms and conditions of the Statement of Policies Relating to Potential Conflicts Between Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and Regency Energy Partners LP, dated , 2010 (hereinafter the “Statement”);

B.	I understand that my access to Commercially Sensitive Information (as that term is defined in the Statement) of any of the Regency Entities is governed by, and subject to, the provisions relating to the “Screening of Commercially Sensitive Information” set forth in the Statement;

C.	I agree to be bound by the provisions relating to the “Screening of Commercially Sensitive Information” set forth in the Statement; and

D.	I agree not to provide to any of the directors, officers, employees or other representatives of any of the Energy Transfer Entities (as defined in the Statement) any Commercially Sensitive Information related to any of the Regency Entities.

Printed Name

Signature

Position/Title

Name of Company
Executed this ___ day of                     , ___.

EXHIBIT H
MASTER SERVICES AGREEMENT

SERVICES AGREEMENT
between
ETE SERVICES COMPANY, LLC,
ENERGY TRANSFER EQUITY, L.P.
and
REGENCY ENERGY PARTNERS LP

SERVICES AGREEMENT
     This Services Agreement (this “Agreement”) is effective as of [                    ], 2010 (“Effective Date”) by and among ETE Services Company, LLC, a Delaware limited liability company (“Services Co”), Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), and Regency Energy Partners LP, a Delaware limited partnership (“Regency”). Services Co and ETE on the one hand, and Regency on the other hand, are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
     WHEREAS, Regency GP LP, a Delaware limited partnership and the general partner of Regency (“Regency GP LP”), and Regency GP LLC, a Delaware limited liability company and the general partner of Regency GP LP (“Regency GP LLC”), currently manage the business and affairs of Regency and its Subsidiaries (collectively with Regency GP LP and Regency GP LLC, the “Regency Group”);
     WHEREAS, Services Co is a direct or indirect wholly owned subsidiary of ETE;
     WHEREAS, Regency, Regency Midcontinent Express LLC and ETE have entered into a Contribution Agreement dated as of May [_], 2010 (the “Contribution Agreement”);
     WHEREAS, the Contribution Agreement provides that the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Contribution Agreement; and
     WHEREAS, subject to the terms and conditions contained in this Agreement, Regency desires to retain Services Co to provide, and Services Co desires to provide to Regency, certain services necessary to manage the operations of the business of the Regency Group.
     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, capitalized terms have the meanings set forth below:
     “Applicable Rate” means a per annum rate of interest equal to the lower of [___]% and the maximum rate of interest permitted by Law.
     “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, a specified Person.
     “Agreement” is defined in the preamble to this Agreement.
     “Applicable Savings” means, for any one-year period described in Section 4.4 hereof, the following amounts of cost savings for such one-year period:

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•	For the year ended on the second anniversary date of this Agreement, $3,000,000;

•	For the year ended on the third anniversary date of this Agreement, $4,000,000; and

•	For the year ended on the fourth anniversary date of this Agreement, and for each year thereafter, $5,000,000.
     “Bankruptcy Laws” means any laws, rules or regulations pertaining to bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation, creditors’ rights or similar matters now or hereafter in effect.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
     “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:
a.	With respect to Regency,
i.	any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than ETE or members of the ETE Group or any Exempt Person, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the voting power of the voting securities of the Regency GP LLC, Regency GP LP or Regency;

ii.	the equity owners of Regency GP LLC or the limited partners of Regency GP LP or Regency approve, in one or a series of transactions, a plan of complete liquidation of (1) Regency GP LLC or Regency GP LP, unless in either case ETE, any member of the ETE Group or any Exempt Person continues to Control Regency or (2) Regency;

iii.	the sale or other disposition by Regency GP LLC or Regency GP LP (unless in either case ETE, any member of the ETE Group or any Exempt Person continues to Control Regency) or by Regency of all or substantially all of its assets in one or more transactions to any Person other than a legal entity wholly owned by one or more of the Regency GP LLC, Regency GP LP and Regency.
b.	With respect to ETE,
i.	any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act other than an Exempt Person shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty

2

percent (50%) or more of the voting power of the voting securities of LE GP LLC or ETE;

ii.	the equity owners of LE GP LLC or the limited partners of ETE approve, in one or a series of transactions, a plan of complete liquidation of (1) LE GP LLC, unless any member of the ETE Group or any Exempt Person continues to Control ETE or (2) ETE; or

iii.	the sale or other disposition by LE GP LLC (unless any member of the ETE Group or any Exempt Person continues to Control ETE) or by ETE of all or substantially all of its assets in one or more transactions to any Person other than a legal entity wholly owned by one or more of LE GP LLC or ETE.
c.	With respect to Services Co,
i.	any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than ETE, members of the ETE Group or an Exempt Person, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the voting power of the voting securities of Services Co;

ii.	the equity owners of Services Co approve, in one or a series of transactions, a plan of complete liquidation of Services Co, unless ETE or any Affiliate of ETE is the recipient of all assets of Services Co distributed upon such liquidation; or

iii.	the sale or other disposition by Services Co of all or substantially all of its assets in one or more transactions to any Person other than a legal entity wholly owned by one or more members of the ETE Group.
     “Confidential Information” means, with respect to any member of the Regency Group, any information regarding a member of the Regency Group’s commercial projects, natural gas commercial contracts or positions, natural gas liquids commercial contracts or positions, trading positions, commercial or trading strategies, hedging strategies, and counterparties; and with respect to any member of the ETE Group, any information regarding the ETE Group’s natural gas positions, natural gas liquids positions, trading positions, trading strategies, hedging strategies, and counterparties.
     “Contribution Agreement” is defined in the recitals to this Agreement.
     “Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Interests, by contract or otherwise.
     “Damages” is defined in Section 9.1.

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     “Defaulting Party” is defined in Section 10.1.
     “Direct Expenses” means, with respect to any given G&A Service, the direct expenses and expenditures that Services Co and its Affiliates (other than any member of the Regency Group) incur or payments they make on behalf of the Regency Group for such G&A Service, including, but not limited to, salaries of personnel performing services on the Regency Group’s behalf, the cost of employee benefits for such personnel and general and administrative expense associated with such personnel, in each case to the extent (but only to the extent) such personnel perform services for the Regency Group.
     “Effective Date” is defined in the preamble to this Agreement.
     “ETE” is defined in the preamble to this Agreement.
     “ETE Group” means ETE and its Subsidiaries, other than the Regency Group.
     “ETP” means Energy Transfer Partners, L.P., a Delaware limited partnership.
     “Event of Default” is defined in Section 10.1.
     “Exempt Person” means any of (i) Kelcy L. Warren, Ray C. Davis, the heirs at law of such individuals or Dan Duncan, entities or trusts owned by or established for the benefit of such individuals or their respective heirs at law (such as entities or trusts established for estate planning purposes), (ii) Enterprise GP Holdings L.P. or EPE Holdings, LLC, (iii) LE GP, LLC and (iv) any Person that Controls, is Controlled by or is under common Control with any Person named in clause (i), (ii) or (iii).
     “Extension” is defined in Section 4.1.
     “Force Majeure” means any event that occurs after the Effective Date that is beyond the reasonable control of and without the fault or negligence of the affected Party that causes the affected Party to be unable to perform its obligations under this Agreement, and which by the exercise of due foresight such affected Party could not reasonably have been expected to avoid and which such affected Party is unable to overcome by the exercise of due diligence and reasonable care, and, provided that the affected Party complies with the provisions set forth in Article XI hereof, shall include any of the following but only to the extent that each satisfies the above requirements: acts of God (e.g., earthquakes, hurricanes, flood, lightning, storms, fire, pestilence or other natural catastrophes); epidemics, wars, riots, civil disturbances, sabotage or other civil disobedience; strikes or other labor disputes; or action or inaction of legislative, judicial or other governmental bodies that render illegal actions in accordance with this Agreement. Notwithstanding the foregoing, “Force Majeure” excludes lack of a market, unfavorable market conditions and economic hardship.
     “G&A Services” is defined in Section 2.1.
     “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or

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authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.
     “Indemnified Party” is defined in Section 9.3.
     “Indemnifying Party” is defined in Section 9.3.
     “Initial Term” is defined in Section 4.1.
     “Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority.
     “LE GP LLC” means LE GP, LLC, a Delaware limited liability company and the general partner of ETE.
     “Non-Defaulting Party” is defined in Section 10.1(a).
     “Notice” means a communication from one Party to the other Party conforming to the requirements of Article XIII.
     “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.
     “Party” and “Parties” are defined in the preamble to this Agreement.
     “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
     “Prudent Industry Practices” means, at a particular time, any of the practices, methods and acts which, in the exercise of reasonable judgment based upon the circumstances existing, and the information available, at such time, is reasonably expected to result in the proper operation and management of Regency and shall include the practices, methods and acts engaged in or approved by a significant portion of, or otherwise commonly used in, the industry at such time with respect to companies of the same or similar size and types of businesses conducted as Regency. Prudent Industry Practices are not intended to be limited to optimum practices, methods or acts, to the exclusion of all others, but rather is a spectrum of possible practices, methods and acts which could have been expected to accomplish the desired result at a commercially reasonable cost and consistent with reliability, safety, timeliness and all applicable Laws, as applicable. Prudent Industry Practices are intended to entail the same standards as the

5

Parties would, in the commercially reasonable prudent management of their own properties, use from time to time.
     “Regency” is defined in the preamble to this Agreement.
     “Regency GP LLC” is defined in the recitals to this Agreement.
     “Regency GP LP” is defined in the recitals to this Agreement.
     “Regency Group” is defined in the recitals to this Agreement.
     “Regency Released Parties” is defined in Section 8(a).
     “Service Fee” means, for the Initial Term and any Extension, $833,333.33 per calendar month, as such amount may be adjusted from time to time pursuant to Section 2.3, prorated for any partial calendar month.
     “Services Co” is defined in the preamble to this Agreement.
     “Services Co Group” is defined in Section 2.3.
     “Services Co Released Parties” is defined in Section 8(a).
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which a majority of the Voting Interests are at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
     “Third Party” means a Person other than a Party or an Affiliate of a Party.
     “Voting Interests” of any Person as of any date means the equity interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.
ARTICLE II
SERVICES
     Section 2.1 Scope of G&A Services. Services Co will provide (whether directly or by subcontracting with another Person to provide pursuant to Section 2.4) to the Regency Group certain general and administrative services as mutually agreed upon by the Parties from time to time (“G&A Services”).
     Section 2.2 Fees for Provision of G&A Services. In full consideration for the provision of the G&A Services, Regency will pay, each calendar month commencing on the

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Effective Date, to Services Co an amount equal to the sum of (a) the Service Fee plus (b) amounts constituting reimbursement for Direct Expenses, if any, incurred during the preceding month.
     Section 2.3 Subcontracting of Services. At its election, Services Co may cause one or more of its Affiliates, other than the Regency Group, or third party contractors to provide such G&A Services (such Affiliates and third party contractors, together with Services Co and its employees, representatives and agents, the “Services Co Group”); provided, however, Services Co shall remain responsible for (i) the provision of such G&A Services in accordance with this Agreement and (ii) the compliance by Services Co Group with the terms of this Agreement, including Article XI hereof.
     Section 2.4 Standard of Care. The G&A Services will be provided by the Services Co Group in accordance with Prudent Industry Practices and shall be substantially equivalent in quality to the services provided by Services Co or the ETE Group in connection with the operation and management of ETP and its Subsidiaries. Without limiting the standard of care set forth in the preceding sentence, Services Co shall use reasonable efforts to cause the G&A Services to be performed in compliance with all applicable Laws in all material respects.
     Section 2.5 Guaranty of Performance. ETE absolutely, irrevocably and unconditionally guarantees to Regency the full, punctual and prompt performance by Services Co of the G&A Services and any other obligations of Services Co under and in accordance with the terms of this Agreement. The obligation of ETE under this Section 2.5 is primary and independent of Services Co’s obligations under this Agreement and may be enforced directly against ETE independently of and without proceeding against Services Co or exhausting or pursuing any remedy against Services Co or any other Person.
ARTICLE III
INVOICES AND PAYMENT TERMS
     Section 3.1 Invoices.
          (a) As soon as practicable after the end of each month, Services Co will provide Regency with an invoice stating the payment obligations incurred pursuant to Article II during the preceding month and, upon request by Regency, provide reasonable detail supporting the calculations for such payment obligations.
          (b) All invoices provided to Regency pursuant to Section 3.1(a) shall be due and payable ten (10) days from the date of the applicable invoice. Charges not paid when due shall bear interest at the Applicable Rate from the due date until the date they are paid.
     Section 3.2 Payment Terms.
          (a) Regency will have the right to withhold payment of any Direct Expenses disputed in good faith. Regency and Services Co will diligently work to resolved disputed amounts as soon as reasonably possible.

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          (b) All payments shall be made by wire transfer of immediately available funds, to an account designated by Services Co from time to time, no later than 2:00 p.m. (New York time) on the due date.
          (c) In the event Regency fails to make any payment when due, interest shall accrue on any unpaid amount at the Applicable Rate calculated from the date due until the date paid. In the event an amount charged by Services Co and paid by Regency is later found to be more than the amount actually due, Services Co shall refund the overpayment, together with interest at the Applicable Rate calculated from the date of payment until the date of refund.
ARTICLE IV
TERM AND TERMINATION
     Section 4.1 Term. The initial term of this Agreement will be for a period of five (5) years, commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (“Initial Term”). At the conclusion of the Initial Term, the term of this Agreement will automatically extend from year-to-year (each subsequent one-year term, an “Extension”), unless terminated by either Party as provided herein. Either Party may elect to terminate this Agreement at the end of the then-current Initial Term or Extension by providing at least ninety (90) days’ Notice to the other Party prior to the end of such term.
     Section 4.2 Termination upon Change of Control. Either Party may terminate this Agreement if at any time there is
          (a) a Change of Control of Regency; or
          (b) a Change of Control of ETE or Services Co.
     Section 4.3 Termination for Default. If a Party becomes a Defaulting Party as described in Section 10.1, the Non-Defaulting Party may terminate this Agreement upon thirty (30) days’ Notice to the Defaulting Party (subject to compliance with any applicable cure period set forth in Section 10.1).
     Section 4.4 Termination for Failure to Realize Cost Savings. Regency may terminate this Agreement within sixty (60) days following the end of each anniversary of the date of this Agreement beginning with the second anniversary of the date of this Agreement upon thirty (30) days’ Notice to Services Co if the savings (if any) realized by the Regency Group during the prior one-year period ended on such anniversary date as a result of obtaining the G&A Services from Services Co, as compared to the cost of the Regency Group internally providing such services or obtaining such services from a Third Party in an arm’s length transaction, did not equal or exceed the Applicable Savings for such one-year period. In such event, Regency shall provide to Services Co all information requested by Services Co and in the possession of the Regency Group reasonably necessary for Services Co to determine the amount of costs savings realized by the Regency Group in relation to the cost of the Regency Group internally providing such services or obtaining such services from a Third Party in an arm’s length transaction and for Services Co to determine whether termination under this Section 4.4 was proper.

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     Section 4.5 Transition Services. If either Party has the right to terminate this Agreement pursuant to this Article IV, Regency may designate the date of termination at a future date of its election and the Services Co agrees to in good faith continue to perform under this Agreement and assist and cooperate with Regency until such date of termination to facilitate the transfer of the G&A Services to any Third Party designated by Regency; provided, that, such transition period shall not exceed one hundred eighty (180) days, and that Regency shall pay to Services Co the Service Fee, Direct Expenses and any other amounts payable by Regency to Services Co pursuant to this Agreement.
     Section 4.6 Effect of Termination. Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate; provided, however: termination will not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives termination (including the payment of any amounts due to either Party under this Agreement). The following provisions of this Agreement will survive the termination of this Agreement indefinitely: Article VII, Article VIII, Article IX, Article X and Article XI.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of Services Co and ETE. Services Co and ETE each represent and warrant that as of the Effective Date and the first day of each Extension:
          (a) It is duly formed, validly existing and in good standing under the Laws of the State of Delaware;
          (b) This Agreement constitutes a legal, valid and binding obligation enforceable against it in according with its terms, except as enforceability may be limited by (A) applicable Bankruptcy Laws affecting the rights of creditors generally and (B) general principles of equity; and
          (c) The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of any provisions of its Organizational Documents.
     Section 5.2 Representations and Warranties of Regency. Regency represents and warrants that as of the Effective Date and the first day of each Extension:
          (a) It is duly formed, validly existing and in good standing under the laws of the State of Delaware;
          (b) This Agreement constitutes a legal, valid and binding obligation enforceable against it in according with its terms, except as enforceability may be limited by (A) applicable Bankruptcy Laws affecting the rights of creditors generally and (B) general principles of equity; and
          (c) The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of any provisions of its Organizational Documents.

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ARTICLE VI
RELATIONSHIP OF THE PARTIES
     This Agreement does not form a partnership or joint venture between the Parties. This Agreement does not make Services Co an agent or a legal representative of any member of the Regency Group. Services Co will not assume or create any obligation, liability or responsibility, expressed or implied, on behalf of or in the name of any member of the Regency Group.
ARTICLE VII
AUDIT
     Services Co will maintain in good order any and all books and records regarding the G&A Services. Not more than once per calendar quarter, Regency may audit, or cause to be audited, the books and records of Services Co related to the G&A Services, upon fifteen (15) Business Days’ Notice to Services Co, to verify compliance with the provisions of this Agreement and to verify the accuracy of any amounts invoiced under this Agreement for Direct Expenses; provided, however, that all invoices provided to Regency pursuant to this Agreement shall be paid when due regardless of whether such invoices are under audit pursuant to this Article VII. Services Co will make available its relevant books and records and use commercially reasonable efforts to assist Regency in conducting such audit. If any audit reveals an error in any invoice paid by Regency resulting in an overpayment by Regency, Services Co shall reimburse Regency for the amount of such overpayment, together with interest thereon at the Applicable Rate for the period from the date such invoice was paid until the date Services Co reimburses Regency for such overpayment. If any audit reveals an error in any invoice paid by Regency resulting in an underpayment by Regency, Regency shall reimburse Services Co for the amount of such underpayment, together with interest thereon at the Applicable Rate for the period from the date such invoice was paid until the date Regency reimburses Services Co for such underpayment.
ARTICLE VIII
LIMITATIONS OF LIABILITY
          (a) Except as otherwise set forth herein, Services Co assumes no responsibility under this Agreement other than to provide the G&A Services in accordance with the terms of this Agreement. The Services Co Group and their respective stockholders, partners, members, managers, directors, officers, employees and consultants (collectively, the “Services Co Released Parties”) will not be liable to the Regency Group or their respective stockholders, partners, members, managers, directors, officers, employees and consultants (collectively, the “Regency Released Parties”) for any acts or omissions by the Services Co Group performed or omitted in connection with the performance of the G&A Services, except for acts and omissions constituting fraud, gross negligence or willful misconduct.
          (b) Except as otherwise set forth herein, there are no representations or warranties made by either Party, express or implied, at Law or in equity, with respect to the subject matter hereof.

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          (c) Services Co and ETE will not be liable for any consequential, incidental, punitive, special or other indirect damages incurred by the Regency Group in connection with this Agreement, nor will Regency be liable for any consequential, incidental, punitive, special or other indirect damages incurred by the Services Co Group in connection with this Agreement, including, in each case, damages for loss of profits, loss of use or revenue or losses by reasons of increased cost of capital. The foregoing limitation of liability for consequential, incidental, punitive, special, and other indirect damages is not intended to limit a Party’s liability under the release, indemnity, defense, and hold harmless obligations in this Agreement for consequential, incidental, punitive, special, and other indirect damages that are awarded in a proceeding brought or asserted against a Party by anyone other than a Party or its Affiliates in respect of which such Party would otherwise be entitled to indemnification pursuant to the terms hereof.
ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnification by Services Co and ETE. Services Co and ETE will indemnify, defend and hold harmless the Regency Group from and against any and all damages, suits, actions, liabilities, legal proceedings, claims, demands, penalties, fines, losses, costs and expenses of whatsoever kind or character, including reasonable attorneys’ fees and expenses (collectively, “Damages”) arising out of this Agreement and resulting from (a) the breach of any term, condition, representation or warranty of this Agreement by Services Co or ETE, (b) claims or causes of action the Services Co Group’s employees may have for any compensation, benefits or violations of any statute or regulation governing employee rights and benefits, or (c) the Services Co Group’s fraud, gross negligence or willful misconduct.
     Section 9.2 Indemnification by Regency. Regency will indemnify, defend and hold harmless the Services Co Group from and against any and all Damages arising out of this Agreement and resulting from (a) the breach of any term, condition, representation or warranty of this Agreement by Regency, (b) the performance of the G&A Services in accordance with the terms of this Agreement (other than any such Damages in respect of or arising from the fraud, gross negligence or willful misconduct of the Services Co Group) and (c) the Regency Group’s fraud, gross negligence or willful misconduct.
     Section 9.3 Indemnification Procedures.
          (a) If a Party is entitled to indemnification under this Agreement (“Indemnified Party”), it will within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification provide Notice to the other Party (“Indemnifying Party”) specifying the nature of and the specific basis for such claim. Notwithstanding the foregoing, an Indemnified Party’s failure to send or delay in sending such a Notice with respect to a third-party claim will not relieve the Indemnifying Party from liability hereunder with respect to such claim except to the extent the Indemnifying Party is prejudiced by such failure or delay.
          (b) The Indemnifying Party will have the right to control all aspects of the defense of (and any counterclaims with respect to) any third-party claims brought against the Indemnified Party that are covered by the indemnification set forth in this Agreement, including

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the selection of counsel, determination of whether to appeal any decision of any court or similar authority, and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement will be entered into without the consent (which consent will not be unreasonably withheld, conditioned, or delayed) of the Indemnified Party unless it includes a full release of the Indemnified Party for such matter or issues, as the case may be, and does not require an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any continuing obligation on or requires any payment from the Indemnified Party. If the Indemnifying Party elects to assume the defense of any such third party Claim, it shall within thirty (30) days notify the Indemnitee in writing of its intent to do so. If the Indemnifying Party assumes the defense of any such third-party claim but fails to diligently prosecute such claim, or if the Indemnifying Party does not assume the defense of any such claim, the Indemnified Party may assume control of such defense and in the event it is determined that the claim was a matter for which the Indemnifying Party is required to provide indemnification under the terms of this Article IX, the Indemnifying Party will bear the reasonable costs and expenses of such defense (including reasonable attorneys’ fees and expenses).
          (c) The Indemnified Party will cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Agreement, including the prompt furnishing to the Indemnifying Party of any correspondence or other Notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records, or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party. The obligation of the Indemnified Party to cooperate with the Indemnifying Party will not be construed as imposing an obligation on the Indemnified Party to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Agreement. Without limiting the right of the Indemnifying Party to control all aspects of the defense, the Indemnified Party may, at its own option, cost, and expense, hire and pay for counsel in connection with such defense, which such counsel the Indemnifying Party will keep reasonably informed as to the status of any such defense.
     Section 9.4 Express Negligence. THE PARTIES INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE IX BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS ARTICLE IX, BUT LIMITED TO THE EXTENT PROVIDED HEREIN, SUCH INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNITEE’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS ARTICLE IX, THE INDEMNITIES SET FORTH IN THIS ARTICLE IX SHALL APPLY TO AN INDEMNITEE’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

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ARTICLE X
DEFAULT; REMEDIES
     Section 10.1 Events of Default. Each of the following shall constitute an “Event of Default” in respect of a Party (the “Defaulting Party”) under this Agreement:
          (a) failure by the Defaulting Party to pay when due any payment owed hereunder which failure continues unremedied for a period of thirty (30) days following the Notice thereof from the other Party (the “Non-Defaulting Party”), provided the payment is not the subject of a good faith dispute;
          (b) failure by the Defaulting Party to perform any other material obligations or covenants hereunder which failure continues unremedied for a period of sixty (60) days following Notice thereof from the Non-Defaulting Party, provided that if such failure is not remedied within such sixty (60) day period and the Defaulting Party is proceeding with diligence and in good faith to remedy such failure, then the time within which such failure may be remedied shall be extended for an additional sixty (60) days;
          (c) any representation or warranty herein made by the Defaulting Party shall have been untrue in any material respect when made;
          (d) a receiver or liquidator or trustee of the Defaulting Party or of any of its property shall be appointed by a court of competent jurisdiction, and such receiver, liquidator or trustee shall not have been discharged within forty five (45) days or by decree of such court; (ii) such Defaulting Party shall be adjudicated bankrupt or insolvent or any substantial part of its property shall have been sequestered, and such decree shall have continued undischarged and unstayed for a period of forty five (45) days after the entry thereof; or (iii) a petition to declare bankrupt or to reorganize such Defaulting Party pursuant to any of the applicable Bankruptcy Law, shall be filed against such Defaulting Party and shall not be dismissed within forty five (45) days after such filing; and
          (e) a Defaulting Party shall: (i) file a voluntary petition in bankruptcy under applicable Bankruptcy Law; (ii) consent to the filing of any bankruptcy or reorganization petition against it under any Bankruptcy Law; (iii) file a petition or answer or consent seeking relief or assisting in seeking relief in a bankruptcy under any Bankruptcy Law; (iv) consent to the filing of any bankruptcy or reorganization petition against it under any Bankruptcy Law; (v) file a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any Bankruptcy Law, or an answer admitting the material allegations of a petition filed against it in such a proceeding; (vi) make an assignment for the benefit of its creditors; (vii) admit in writing its inability to pay its debts generally as they become due; or (viii) consent to the appointment of a receiver, trustee or liquidator of it or of all or any part of its property.
     Section 10.2 Remedies. Upon an Event of Default, the Non-Defaulting Party may terminate this Agreement pursuant to Section 4.3 and exercise all of its rights and remedies in equity or at law. In addition to all its other rights and remedies, a Non-Defaulting Party shall be entitled to set off amounts due and payable to the Defaulting Party against amounts owed by the Defaulting Party under this Agreement.

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ARTICLE XI
FORCE MAJEURE
     Section 11.1 Excused Performance. A Party shall not be responsible or liable for or deemed in breach of this Agreement for any delay or failure in the performance of its obligations under this Agreement to the extent such performance is prevented by a Force Majeure; provided that:
          (a) the affected Party gives the other Party prompt Notice describing the particulars of the Force Majeure and the proposed cure;
          (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure;
          (c) the affected Party uses commercially reasonable efforts to remedy its inability to perform its obligations under this Agreement; and
          (d) when the affected Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written Notice to that effect.
     Section 11.2 No Preclusion. The existence of a Force Majeure shall not relieve any Party of (1) any of its payment obligations under this Agreement, or (2) any other obligation under this Agreement to the extent that performance of such other obligation is not precluded by such Force Majeure.
     Section 11.3 Limitations on Effect of Force Majeure. In no event will any delay or failure of performance caused by a Force Majeure extend this Agreement beyond its Term.
ARTICLE XII
INFORMATION; COMPLIANCE
     Section 12.1 Confidentiality. Regency will hold in confidence any Confidential Information disclosed to it by any member of the Services Co Group, and Services Co will hold in confidence any Confidential Information disclosed to it by any member of the Regency Group; provided, however, the foregoing confidentiality obligations are subject to the following exceptions: (a) disclosures necessary for a Party to enforce its rights under this Agreement; (b) disclosures that may be necessary or reasonably appropriate for a Party (i) to respond (A) in any legal proceeding (including, without limitation, any deposition, interrogatory, subpoena or civil investigative demand) or (B) to any request by any commodities exchange, securities exchange, the Federal Energy Regulatory Commission, the Commodity Futures Trading Commission, the Securities and Exchange Commission, or any other regulatory authority or (ii) to comply with any applicable Law, order, regulation or ruling (including without limitation any rule or regulation issued by any commodities exchange, securities exchange, or the Federal Energy Regulatory Commission or Commodity Futures Trading Commission or any other regulatory authority); (c) disclosures authorized by the other Party in writing; (d) disclosures of information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Party or its representatives, (ii) becomes available to the Party on a non-confidential basis from a source that does not have an obligation to maintain its confidentiality, or (iii) was known to the

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party on a non-confidential basis prior to the Effective Date; or (e) disclosures to the Party’s Affiliates, directors, officers, employees, auditors, attorneys or other advisors who have a need to know the information for the administration or enforcement of this Agreement and who are informed of the confidential nature of the information, provided that such Party will be responsible for any breach of the confidentiality provisions hereunder by any of the foregoing to whom such Party has disclosed such information.
     Section 12.2 Compliance. In the performance of this Agreement, such as in the exchange or disclosure of information between and among any member of the Services Co Group and any member of the Regency Group concerning an entity’s own operations, contractual or transactional data (actual or under consideration) or non-public knowledge of a third party’s operations, contractual or transactional data (actual or under consideration) to which a Party may have access, each Party will (a) act in strict conformance with federal and state statutory and regulatory requirements or restrictions on such exchange or disclosure and (b) comply with such internal policies as may be in effect from time to time regarding the exchange of information between and among the Services Co Group and the Regency Group, including the Conflicts Policy (as defined in the Contribution Agreement) and the Amended and Restated Statement of Policies Relating to Enterprise GP Holdings, L.P. approved and adopted by ETE and Energy Transfer Partners, L.P. as of December 22, 2009. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall not be construed to authorize or require any party to engage in any activities that would result in either Party not being in compliance with the requirements of the Federal Energy Regulatory Commission.
ARTICLE XIII
NOTICES
     Notices must be in writing, directed to the representative at address set forth below, and delivered in person, by a nationally recognized overnight courier service, or by certified U.S. mail return receipt requested. Notices will be deemed delivered: on the day of delivery when delivered in person; and on next Business Day after sending when delivered by overnight courier. Each Party may change its representative or address for Notices by providing the other Party with Notice of the change at least ten (10) days in advance of the effective date of the change.

If to Services Co or ETE:	If to Regency:

Energy Transfer Equity, L.P.	Regency GP LLC
Attention: General Counsel	Attention: Chief Legal Officer
3738 Oak Lawn Avenue	12001 Bryan Street, Suite 3700
Dallas, TX 75219	Dallas, TX 75201
ARTICLE XIV
MISCELLANEOUS
     Section 14.1 Action by Regency Conflicts Committee. Whenever any provision of this Agreement gives Regency the right to terminate this Agreement, to audit Services Co, to make any determination or give any Notice, any such right may be exercised on behalf of Regency by

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the conflicts committee of the board of directors of the general partner of Regency’s general partner (or any analagous successor committee).
     Section 14.2 No Waiver. No waiver by either Party of any right hereunder at any time will serve to waive the same right at any future date.
     Section 14.3 Amendment. No amendment, modification or supplement to this Agreement will be effective unless made in writing and signed by both Parties.
     Section 14.4 Severability. If a provision of this Agreement is unenforceable under applicable Law, that provision will be enforced to the maximum extent permitted by applicable Law, and the remaining provisions of this Agreement will continue in full force and effect.
     Section 14.5 Assignment. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, and any purported assignment in violation if this provision will be void.
     Section 14.6 Further Assurances. Each Party will, at the request of the other Party, do all such acts and things, including the execution and delivery of further documents and instruments, as the other Party may reasonably require in order to carry through to completion the provisions of, and intentions expressed in, this Agreement.
     Section 14.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and part of one and the same document.
     Section 14.8 Construction. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”; (h) references to “days” are to calendar days; and (i) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
     Section 14.9 Entire Agreement. This Agreement represents the entire agreement of the Parties with respect to the matters contemplated herein and supersedes all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.

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     Section 14.10 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, without giving effect to the conflicts of law provision or rule (whether of the State of Texas, or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.
     Section 14.11 Consent to Jurisdiction. The Parties agree that any legal action or proceeding with respect to this Agreement or any document or matter relating hereto may be brought only in a federal or state court of competent jurisdiction in Dallas, Texas. Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction.
     Section 14.12 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     Section 14.13 Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
[Signatures follow on the next page.]

     In witness whereof, this Agreement has been executed by the authorized representatives of the Parties:

ETE SERVICES COMPANY, LLC

By:	Energy Transfer Equity, L.P.,
its sole member

By:	LE GP, LLC,
its general partner

By:
Name:
Title:

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC,
its general partner

By:
Name:
Title:

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:
Name:
Title:
[Signature Page to Services Agreement.]